                        MANAGEMENT SERVICES AGREEMENT

                                    AMONG

               TRI-CITY ORTHOPAEDIC SURGERY MEDICAL GROUP, INC.

                                     AND

                         BONE, MUSCLE AND JOINT, INC.

                                     AND

                           THE INDEMNIFYING PERSONS



                        Effective as of April 1, 1997



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                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
SECTION 1.  Retention of the Management Company..............................2
       1.1  Retention........................................................2
       1.2  Exclusivity......................................................2
       1.3  Relationship of Parties..........................................2
       1.4  No Referral Obligation...........................................2

SECTION 2.  Term.............................................................3

SECTION 3.  Management Services..............................................3
       3.1  Management Services Generally....................................3
       3.2  Premises.........................................................4
       3.3  Equipment........................................................6
       3.4  New Ancillary Services...........................................8
       3.5  Administration, Finance and Accounting...........................9
       3.6  Billing and Collection..........................................11
       3.7  Personnel.......................................................15
       3.8  Inventory and Supplies..........................................16
       3.9  Taxes...........................................................16
       3.10 Information Systems Management..................................16
       3.11 Use of New Technologies in the Practice of Medicine.............17
       3.12 Public Relations; Marketing and Advertising.....................18
       3.13 Medical Personnel Recruiting....................................18
       3.14 Insurance.......................................................18
       3.15 Files and Records...............................................19
       3.16 Managed Care Contracts..........................................19
       3.17 Budgets.........................................................20
       3.18 Force Majeure...................................................20

SECTION 4.  Equity Participation and Other Consideration....................20

SECTION 5.  Ownership of Accounts; Costs, Compensation, and Other Payments..20
       5.1  Ownership of Accounts; Security.................................20
       5.2  Bank Accounts and Payments......................................21
       5.3  Medical Group Compensation......................................22
       5.4  Management Fee..................................................25
       5.5  Management Company Costs........................................26
       5.6  New Medical Office Start-Up Costs...............................28
       5.7  New Physician Start-Up Costs....................................29
       5.8  Medical Group Costs.............................................31
       5.9  New Ancillary Services Costs....................................32


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       5.10 Review and Audit of Books and Records...........................34
       5.11 Start-Up Period.................................................35

SECTION 6.  Representations and Warranties of the Medical Group.............35
       6.1  Organization; Good Standing; Qualification and Power............35
       6.2  Equity Investments..............................................36
       6.3  Authority.......................................................36
       6.4  Financial Information...........................................37
       6.5  Absence of Undisclosed Liabilities..............................37
       6.6  Absence of Changes..............................................37
       6.7  Tax Matters.....................................................39
       6.8  Litigation, Etc.................................................41
       6.9  Compliance; Governmental Authorizations.........................41
       6.10 Accounts Receivable; Accounts Payable...........................42
       6.11 Labor Relations; Employees......................................42
       6.12 Employee Benefit Plans..........................................43
       6.13 Insurance.......................................................44
       6.14 Real Property...................................................44
       6.15 Burdensome Restrictions.........................................44
       6.16 Disclosure......................................................45

SECTION 7.  Representations and Warranties of the Management Company........45
       7.1  Organization, Good Standing and Power...........................45
       7.2  Authority.......................................................45
       7.3  Issuance of Common Stock........................................46
       7.4  Issued and Outstanding Stock....................................46
       7.5  Permits, Authorizations, Consents, Approvals,
            Notifications, and Filings......................................47
       7.6  Financial Information...........................................47
       7.7  Absence of Undisclosed Liabilities..............................47
       7.8  Absence of Changes..............................................47
       7.9  Tax Matters.....................................................50
       7.10 Litigation, Etc.................................................51
       7.11 Compliance; Governmental Authorizations.........................51
       7.12 Accounts and Notes Payable......................................51
       7.13 Employees.......................................................52
       7.14 Employee Benefit Plans..........................................52
       7.15 Insurance.......................................................52
       7.16 Real Property...................................................52
       7.17 Burdensome Restrictions.........................................52
       7.18 Disclosure......................................................52

SECTION 8.  Operations Committee............................................53
       8.1  Formation and Operation of the Operations Committee.............53
       8.2  Authoritative Functions of the Operations Committee.............53
       8.3  Advisory Functions of the Operations Committee..................55
       8.4  Committee Policies and Procedures...............................56


                                     -ii-


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SECTION 9.  Obligations of the Medical Group................................57
       9.1  Compliance with Laws............................................57
       9.2  Use of Facility.................................................58
       9.3  Choice of Braces, Splints, Appliances, Medical Supplies,
            and Allografts..................................................58
       9.4  Choice of Radiologists, Anesthesiologists, Hospitals, Physical
            Therapy, MRI, and Other Medical Professionals and Facilities....58
       9.5  Insurability....................................................58
       9.6  Medicare........................................................59
       9.7  Billing.........................................................59
       9.8  Medical Personnel Hiring........................................59
       9.9  Continuing Education............................................59
       9.10 Sales of Stock..................................................59

SECTION 10. Certain Covenants...............................................60
       10.1 Change of Control...............................................60
       10.2 Legend on Securities............................................60

SECTION 11.  Records........................................................61
       11.1  Medical Records................................................61
       11.2  Management Business Records....................................61
       11.3  Access to Records Following Termination........................61

SECTION 12.  Insurance and Indemnity........................................61
       12.1  Professional Liability Insurance...............................61
       12.2  Life Insurance.................................................62
       12.3  Indemnification by Medical Group...............................62
       12.4  Indemnification by Certain Individuals.........................63
       12.5  Indemnification by Management Company..........................63

SECTION 13.  Termination....................................................63
       13.1  Termination by Medical Group...................................63
       13.2  Termination by Management Company..............................64
       13.3  Termination by Medical Group or Management Company.............65
       13.4  Effect of Termination..........................................65
       13.5  Repurchase of Assets...........................................66
       13.6  Phase II.......................................................67

SECTION 14.  Non-Disclosure of Confidential Information.....................68
       14.1  Non-Disclosure.................................................68
       14.2  Confidential or Proprietary Information........................69

SECTION 15.  Non-Competition................................................69

SECTION 16.  Obligations of the Management Company..........................69
       16.1  No Practice of Medicine........................................69
       16.2  No Interference with Professional Judgment.....................70


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       16.3  Compensation Committee.........................................70
       16.4  Budgets........................................................70
       16.5  Contracts with Venture Capital Firms...........................71
       16.6  Stock Held by Certain Individuals or Entities..................71
       16.7  Convertible Preferred Stock....................................71
       16.8  Initial Public Offering........................................71
       16.9  Attendance at Board Meetings...................................72

SECTION 17.  Assignment.....................................................72

SECTION 18.  Notices........................................................72

SECTION 19.  Benefits of Agreement..........................................73

SECTION 20.  Governing Law; Jurisdiction....................................74

SECTION 21.  Headings.......................................................74

SECTION 22.  Entire Agreement; Amendments...................................74

SECTION 23.  Severability...................................................75

SECTION 24.  Counterparts...................................................75

SECTION 25.  Waivers........................................................75

SECTION 26.  Survival of Termination........................................75

SECTION 27.  Contract Modification for Prospective Legal Events.............75



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                                  ATTACHMENTS


SCHEDULES

SCHEDULE I        --    New Ancillary Services -- Exceptions
SCHEDULE II       --    Management Company Operating Cost Budget
SCHEDULE III      --    Equity Participation and Other Consideration
SCHEDULE IV       --    Draw Date and Draw Percentage
SCHEDULE V        --    Management Fee -- Applicable Percentage
SCHEDULE VI       --    Professional Practice Cost Savings
SCHEDULE VII      --    Computation Example
SCHEDULE VIII     --    Non-Competition

SCHEDULE 6.4      --    Financial Information
SCHEDULE 6.5      --    Absence of Undisclosed Liabilities
SCHEDULE 6.6      --    Absence of Changes
SCHEDULE 6.7      --    Tax Matters
SCHEDULE 6.8      --    Litigation, Etc.
SCHEDULE 6.10     --    Accounts Receivable; Accounts Payable
SCHEDULE 6.11     --    Labor Relations; Employees
SCHEDULE 6.12     --    Employee Benefit Plans
SCHEDULE 6.13     --    Insurance
SCHEDULE 6.14     --    Real Property
SCHEDULE 6.15     --    Burdensome Restrictions
SCHEDULE 6.16     --    Disclosure

SCHEDULE 7.4      --    Issued and Outstanding Stock
SCHEDULE 7.5      --    Permits, Authorizations, Consents, Approvals,
                        Notifications, and Filings
SCHEDULE 7.6      --    Financial Information

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SCHEDULE 7.7      --    Absence of Undisclosed Liabilities
SCHEDULE 7.8      --    Absence of Changes
SCHEDULE 7.9      --    Tax Matters
SCHEDULE 7.10     --    Litigation, Etc.

ANNEX

ANNEX A           --    Medical Group Key Personnel
ANNEX B           --    Management Company Key Employees


                                     -vi-

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                            INDEX OF DEFINED TERMS
                            ----------------------
Term                                                                      Page
----                                                                      ----
Accounts....................................................................20
Additional Terms.............................................................3
Administrative Personnel....................................................15
AGC    .....................................................................67
Agreement....................................................................1
Ancillary Service Start-Up Costs............................................33
Ancillary Service Start-Up Period...........................................33
Annual Draw Amount..........................................................23
Annual Medical Group Compensation Amount....................................22
Applicable Percentage.......................................................26
Asset Purchase Agreements....................................................1
Authorized Management Company Operating Costs...............................28
Authorized Officers.........................................................12
Balance Sheet...............................................................37
Balance Sheet Date..........................................................37
Bankruptcy Event............................................................64
Base Term....................................................................3
Billable Items..............................................................32
Billings....................................................................24
Budgets.....................................................................20
Code   .....................................................................40
Collateral..................................................................21
Collections.................................................................24
Commencement Date............................................................3
Compensation Committee......................................................70
Competitive Business........................................................89
Confidential or Proprietary Information.....................................69
Corporate Overhead..........................................................27


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Cost Savings................................................................85
Documents...................................................................12
Draw Date...................................................................83
Draw Percentage.............................................................22
Eligible Parties............................................................20
Employee Plans..............................................................43
Employees...................................................................42
Equipment....................................................................7
ERISA  .....................................................................43
Excess Net Collections......................................................31

Excluded Costs..............................................................27
Facility....................................................................58
FF&E   ......................................................................6
Historical Collections Information..........................................37
Incentive Based Costs.......................................................85
Indemnifying Person.........................................................63
Internal Financial Statements...............................................37
Lender .....................................................................20
Loan Agreement..............................................................21
Management Business..........................................................1
Management Company...........................................................1
Management Company Balance Sheet............................................47
Management Company Balance Sheet Date.......................................47
Management Company Bank.....................................................21
Management Company Costs....................................................26
Management Company Key Employee.............................................49
Management Company Operating Costs..........................................27
Management Company Returns..................................................50
Management Company Transaction Documents....................................45
Management Fee..............................................................25
Management Services..........................................................2

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Medical Business.............................................................1
Medical Equipment............................................................6
Medical Equipment Master Lease...............................................6
Medical Equipment Master Lease Payments.....................................26
Medical Group................................................................1
Medical Group Bank..........................................................12
Medical Group Collections Account...........................................12
Medical Group Costs.........................................................31
Medical Group Governance Documents..........................................35
Medical Group Key Personnel.................................................39
Medical Group Services......................................................24
Medical Group Transaction Documents.........................................35
Medical Personnel...........................................................18
Monthly Draw................................................................22
MSAs   .....................................................................67
Net Collections.............................................................31
New Ancillary Service Medical Equipment.....................................33
New Ancillary Services.......................................................8
New Medical Office..........................................................29
New Medical Office Start-Up Costs...........................................29
New Medical Office Start-Up Period..........................................29
New Physician...............................................................31
New Physician Start-Up Costs................................................30
New Physician Start-Up Period...............................................30
Non-Compete Period..........................................................89

Office Lease.................................................................5
Office Sublease..............................................................5
Operating Account...........................................................21
Phase II....................................................................67
Professional Practice Cost Savings..........................................26
Real Property...............................................................44

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Returns.....................................................................40
Review Financial Statements.................................................37
Selling Shareholders........................................................71
Stock.......................................................................79
Stockholder Non-Competition Agreement.......................................69
Tax.........................................................................41
Taxes.......................................................................41
Tenant Improvements.........................................................54
Term.........................................................................3
Transaction Documents.......................................................79
Unaudited Financial Statements..............................................47

                          MANAGEMENT SERVICES AGREEMENT


      THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is entered into as of April 1, 1997, by and among TRI-CITY ORTHOPAEDIC SURGERY MEDICAL GROUP, INC., a California professional corporation (the "Medical Group"), the INDEMNIFYING PERSONS referred to in Section 12.4 whose signatures appear on the signature page hereto, those persons who hereafter sign a written agreement agreeing to be bound by the terms of Section 12.4 hereof, and BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Management Company"), with reference to the following facts:

      A. The Medical Group is engaged in the business (the "Medical Business") of providing orthopedic medical and surgical services and related medical and ancillary services to the general public.

      B. The Management Company is a corporation engaged in the business (the "Management Business") of providing management, administrative, financial, marketing, information technology, and related services to professional medical organizations.

      C. Concurrently herewith, the Management Company has entered into Asset Purchase Agreements with the Medical Group, with Tri-City Orthopaedic Building Partners, and with Richard K. Muir, M.D., Inc. (collectively, the "Asset Purchase Agreements"), pursuant to which the Management Company has acquired substantially all of the assets owned or used by the Medical Group.

      D. The Management Company and the Medical Group now desire to enter into this Management Services Agreement, pursuant to which, among other things, the Management Company will render certain management and administrative services to the Medical Group.

            NOW, THEREFORE, the Medical Group and the Management Company hereby agree as follows:

      SECTION 1. Retention of the Management Company.

      1.1 Retention. The Medical Group hereby retains the Management Company to provide all of the management and related services identified or referenced in
Section 3 hereof and as otherwise required by this Agreement (collectively, the "Management Services"), and the Management Company hereby accepts such retention and agrees to provide such services, upon the terms and subject to the conditions set forth herein.


      1.2 Exclusivity. During the term of this Agreement, the Management Company shall be the exclusive provider of all management and administrative services utilized by the Medical Group; provided, however, that the Medical Group may contract directly with or otherwise engage individuals or companies for the provision of accounting, legal, consulting, or other professional or advisory services (provided that such services shall be in addition to, and not in replacement of, the services to be provided by the Management Company hereunder), all in the sole discretion of the Medical Group and at the sole cost of the Medical Group.

      1.3 Relationship of Parties. Notwithstanding anything contained herein to the contrary, (a) the Management Company and the Medical Group intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, or employment relationship between the parties, and (b) the Management Company is hereby engaged solely to provide management and administrative services to the Medical Group and shall not interfere with, control, direct, or supervise the Medical Group or any medical professional employed by the Medical Group in connection with the provision of professional medical services.

      1.4 No Referral Obligation. The parties agree that the benefits to the Medical Group hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral, purchase, or any other arrangement for the provision of any item or service to or for any of the Medical Group's patients in or from any medical facility or laboratory or from any other entity owned, operated, controlled, or managed by the Management Company. The Management Company shall provide prior written notice to the Medical Group before acquiring any ownership, investment interest, or control in, or entering into any agreement or arrangement pursuant to which the Management Company would become responsible for all or any part of the operations or management of, any medical facility, laboratory, or any provider or supplier of ancillary services, diagnostic or therapeutic equipment, prosthetic or orthotic devices, medical supplies, or other items or services furnished to or for use by patients, but only if any of the foregoing is located in California or serves the geographic area served by the Medical Group.

      SECTION 2. Term. Provided that the Closing under the Asset Purchase Agreement shall have occurred as provided therein, and subject to such start-up procedures as the parties may agree upon for purposes of facilitating the transition of responsibilities required by this Agreement, the performance of services under this Agreement shall commence as of April 1, 1997 (the "Commencement Date") and shall expire on the fortieth anniversary of the Commencement Date unless terminated earlier pursuant to the terms hereof (the "Base Term"). The Base Term of this Agreement shall be automatically extended for additional terms ("Additional Terms" and together with the Base Term, the "Term") of five years each, unless either party delivers to the other party, not less than six (6) months nor more than nine (9) months prior to the expiration of the then-current Term, written notice of such party's intention not to extend the Term of this Agreement.

      SECTION 3. Management Services.

      3.1 Management Services Generally.

            (a) The Management Company shall be the sole and exclusive manager and administrator of all day-to-day business functions for the Medical Group, subject to the provisions of Section 1.2 hereof. The Management Company shall provide all of the management and administrative services reasonably required by the Medical Group in connection with the provision of any and all of the Medical Group Services and as otherwise provided in this Agreement, including without limitation the services described in Sections 3.2 through 3.17 hereof.

            (b) Without limiting the generality of the provisions of Section 3.1(a), the Management Services shall include such management and administrative services as may be reasonably required in connection with (i) all of the offices (including New Medical Offices) of the Medical Group, and (ii) all professional services and all ancillary services furnished by the Medical Group.

            (c) Additionally, the full range of Management Services as described in this Agreement shall be applicable with respect to the items identified as Medical Group Costs in Section 5.8 hereof, except that such Medical Group Costs shall be paid by the Medical Group rather than by the Management Company. Accordingly, the Management Company shall provide accounting, bookkeeping, and related services with respect to all such costs.

            (d) The Management Company may enter into such contracts and agreements with outside services and suppliers as the Management Company shall reasonably deem necessary in connection with the provision of the Management Services, and, to the extent permitted by applicable law, such contracts and agreements shall, except as otherwise expressly provided in this Agreement, be in the name of the Management Company. The Management Company shall have no authority, directly or indirectly, to perform, and shall not perform or enter into any agreement to perform, professional medical services or any other medical function required by law to be performed by a licensed physician or by any other licensed health care professional.


            (e) The Management Company shall comply in all material respects with all applicable material Federal, state and local laws, regulation, and ordinances in connection with the provision of the Management Services hereunder.

      3.2   Premises.

            (a) The Medical Group, as of the Commencement Date of this Agreement, leases premises and provides professional medical services at the following location:

                  3905 Waring Road
                  Oceanside, California  92056

      Immediately prior to the Commencement Date of this Agreement, the premises were leased to the Medical Group, in the Medical Group's name. Effective from and after the Commencement Date of this Agreement, the lease of such premises is to be assigned from the Medical Group to the Management Company pursuant to an Assignment of Lease entered into as of the date hereof. Additionally, the Management Company shall sublease the premises to the Medical Group pursuant to a sublease (the "Office Sublease") entered into as of the date hereof, in consideration of the payments to be made by the Medical Group under such Office Sublease. Upon the expiration of the premises lease assigned in accordance with this Section 3.2(a), the Management Company shall use its best efforts to enter into a new lease, in the name of the Management Company, with the landlord of such premises, and the parties shall amend the applicable Office Sublease or enter into a new sublease relating to such new premises lease; provided, however, that the approval of the Medical Group, which shall not be unreasonably withheld, shall be required in the event of any substantial changes in the terms of the premises lease, and if the Medical Group does not give such approval, the failure to enter into such new premises lease shall not constitute a default of the Management Company. Each assigned lease and each new lease entered into between the Management Company and the landlord is referred to herein as an "Office Lease."

            (b) A New Medical Office (as hereinafter defined) may be opened only upon the agreement of the Medical Group and the Management Company. The capital costs and start-up costs reasonably required in connection with the opening of any New Medical Office shall be borne as set forth in
      Section 5 hereof. The premises of any New Medical Office shall be leased to the Management Company, in the Management Company's name, and the Medical Group shall not be required to lease any such premises. Additionally, the Management Company shall sublease such premises to the Medical Group pursuant to a sublease substantially in the form of the Office Sublease, in consideration of the payments to be made by the

      Medical Group under such sublease.

            (c) The closing or relocation of any offices of the Medical Group shall be subject to agreement by the Medical Group and the Management Company.

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            (d) The premises services to be provided by the Management Company shall include, without limitation, the negotiation and renegotiation of leases, provision of ongoing liaison with the landlords of the respective office premises of the Medical Group, identification of potential new locations for Medical Group offices, financial analysis relating to the opening, closing, and relocation of offices, arranging for necessary repairs, maintenance and improvements, procurement of property insurance, arranging for telephone and other utility services, arranging for hazardous waste disposal, and all other reasonably necessary or appropriate services related to all of the office premises of the Medical Group.

            (e) The Management Company also shall provide all necessary or appropriate leasehold improvements to each of the premises, subject to prior approval as provided in Section 8.2 hereof.

            (f) The Medical Group acknowledges that the Management Company makes no warranties or representations, expressed or implied, regarding the condition of any of the leased premises.

      3.3   Equipment.

            (a) The Management Company shall provide to the Medical Group all of the diagnostic and therapeutic medical equipment reasonably required by the Medical Group in connection with the provision of Medical Group Services (the "Medical Equipment"). All Medical Equipment shall be provided by the Management Company to the Medical Group in consideration of the rental payments to be made by the Medical Group to the Management Company pursuant to an equipment lease entered into as of the date hereof (the "Medical Equipment Master Lease"). As used herein, the term Medical Equipment shall not include medical equipment used in connection with a New Ancillary Service (as hereinafter defined).

            (b) The Management Company also shall provide to the Medical Group all furniture, furnishings, trade fixtures, and office equipment (including computer hardware and software) reasonably required in connection with the provision of Medical Group Services pursuant to this Agreement (collectively, "FF&E"). The Management Company shall acquire, at its cost, all FF&E, and the Management Company shall retain ownership of all FF&E. The Management Fee payable to the Management Company under this Agreement is intended to compensate the Management Company for the provision of FF&E for use by the Medical Group. As used herein, the term FF&E does not include furniture, furnishings, trade fixtures, and office equipment used in connection with a New Ancillary Service.

            (c) The Medical Equipment and the FF&E are sometimes referred to collectively as the "Equipment." The acquisition, replacement, relocation, or other disposition of any Equipment shall require prior approval as provided in Section 8.2 hereof.

            (d) The Management Company's obligations with respect to the Equipment are subject and subordinate to the provisions and obligations contained in any financing, security interest, mortgage, lien or other encumbrance the Management Company may, in its reasonable discretion, place upon the Equipment through an unaffiliated third party. The Medical Group shall use the Equipment only in connection with its provision of the Medical Group Services, and the Medical Group shall not alter, repair, augment, or remove the Equipment from the premises of the Medical Group without the prior written consent of the Management Company and any lessor thereof, which approval may be granted or withheld in the Management Company's or such lessor's sole discretion. To the extent the Equipment is utilized by the Medical Group in the provision of Medical Group Services, the Medical Group shall have the right to exercise reasonable control over the use of such Equipment.

            (e) From time to time, and as reasonably requested by the Medical Group, the Management Company shall use reasonable efforts to cause the Equipment manufacturer or its authorized agent to provide service and maintenance for the Equipment as needed to maintain the Equipment in an operable condition, so that all such Equipment shall function continuously (subject to interruptions not reasonably avoidable) in accordance with the manufacturer's specifications and so that all conditions imposed by the manufacturer to maintaining the continued effectiveness of any warranty on such Equipment shall be satisfied. The Management Company shall take all reasonable steps to provide that all necessary service and maintenance is obtained in a prompt and timely manner, so as to minimize the amount of time that any of the Equipment is not available for usage by or for patients of the Medical Group.


            (f) THE MEDICAL GROUP ACKNOWLEDGES THAT THE MANAGEMENT COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE EQUIPMENT PROVIDED TO THE MEDICAL GROUP PURSUANT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DESIGN CONDITION OF THE EQUIPMENT, THE CONFORMANCE THEREOF TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING DISCLAIMER, THE MANAGEMENT COMPANY DOES WARRANT TO THE MEDICAL GROUP THAT THE X-RAY EQUIPMENT AND THE COMPUTER HARDWARE AND COMPUTER SOFTWARE THAT THE MANAGEMENT COMPANY SELECTS FOR USE BY THE MEDICAL GROUP SHALL BE SUITABLE FOR USE BY THE MEDICAL GROUP FOR SUCH INTENDED USES. Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Medical Group to select and use any Equipment acquired by the Management Company in accordance with the terms of this Agreement insofar as such selection or use constitutes or might constitute the practice of medicine.

      3.4 New Ancillary Services.

            (a) For purposes of this Agreement, "New Ancillary Services" means the technical component (but not the professional component) of the following, except as set forth in Schedule I:

                  (i)   Physical therapy;

                  (ii) Magnetic resonance imaging and/or other imaging services (except diagnostic radiology);

                  (iii) Outpatient surgery;

                  (iv)  Densitometry; and

                  (v) Other revenue-producing services generally recognized as ancillary services, but excluding the following:

                        (A)   Plain film radiography;

                        (B) Any other services provided on a regular basis by the Medical Group immediately prior to the Commencement Date of this Agreement; and

                        (C) Any service performed in connection with new Medical Equipment acquired to replace existing Medical Equipment so long as the new Medical Equipment performs substantially the same functions as the replaced Medical Equipment.


      New Ancillary Services do not include the sale or provision of (or services rendered in connection with) prosthetics, prosthetic devices, orthotics, braces, splints, appliances, crutches, casts, or any other supplies or similar items which are billable to patients or payors.

            (b) New Ancillary Services may be established only upon agreement of the Medical Group and the Management Company. Such agreement shall be memorialized in a written agreement executed by the parties (or in a written amendment to this Agreement) under which the Management Company agrees to provide all of the Management Services described in this Section 3 in connection with such New Ancillary Service, and for which the Management Company shall be compensated as described in Section 5.9 of this Agreement, except as otherwise agreed by the parties.

      3.5 Administration, Finance and Accounting. The Management Company shall provide or arrange for the provision of all administrative, financial, and accounting functions necessary for the operation of the Medical Group, including without limitation --

            (a)   Creation and maintenance of bank accounts.

            (b)   Deposits of receipts.

            (c) Preparing accounts receivable summary reports, including various analyses of delinquent accounts.

            (d) Receiving appropriate approvals as required by the Medical Group Governance Documents prior to distribution of payments to outside parties; provided, however, that the Management Company shall not be responsible for or liable with respect to interpretations of the Medical Group Governance Documents.

            (e) Disbursement of payables, including payables of the Medical Group; provided, however, that payables of the Medical Group shall be paid from an account of the Medical Group and not from the Management Company's Operating Account, and all checks drawn on any Medical Group account shall be signed by an officer or other authorized representative of the Medical Group.

            (f)   Negotiation of vendor contracts.

            (g) Performing monthly accounting functions, including bank reconciliations, maintenance of books and records, and preparation of financial statements.


            (h) Analyzing financial data as reasonably requested by physicians.

            (i) Analyzing potential new office locations, and coordinating all functions associated with opening new office locations.

            (j) Preparing monthly financial and medical practice statistics reports (i) By satellite office (ii) By physician

            (k) Providing from the Medical Group's bank account(s) monthly compensation payments to physicians; provided, however, that the Management Company shall not be responsible for or liable with respect to interpretations of the Medical Group Governance Documents; provided, further, that all checks drawn on any Medical Group account shall be signed by an authorized representative of the Medical Group.

            (l) Calculating physicians' annual compensation based on the Medical Group's physician compensation formulas.

            (m) Ongoing day-to-day communication with the Chairman of the Board and assisting him in fulfilling his responsibilities.

            (n) Preparing agendas and information packages for Medical Group meetings.

            (o)   Developing budgets and long-term strategies for the Medical
                  Group.

            (p)   Coordinating payroll processing and payroll tax payments.

            (q)   Providing ongoing personnel FTE analysis.

            (r) Providing administrative services (excluding the services of a plan administrator) in connection with any pension or profit-sharing plan of the Medical Group; provided, however, that the Management Company shall not be responsible for investment decisions.

            (s) Coordinating recruitment, interviewing, and hiring of new physicians.

            (t) Implementing fee schedule increases and/or decreases established by the Medical Group.

            (u)   Coordinating depositions and court appearances.


            (v)   Assisting in the coordination of call schedules.

            (w) Assisting in the coordination of coverage of athletic team events.

            (x) Acting as liaison to hospital administration, physical therapy, surgery center, MRI, and other ancillary services entities.

            (y) Cooperating with outside accountants in preparing various schedules and providing other information.

            (z)   Interacting with legal counsel as necessary.

      3.6 Billing and Collection.

            (a) The Medical Group acknowledges that ownership of all Accounts (as hereinafter defined) is transferred by the Medical Group to the Management Company as provided in greater detail in Section 5.1 of this Agreement. In order to facilitate the collection of the Accounts, the Medical Group hereby authorizes the Management Company (i) to bill patients and third party payors in the Medical Group's name; (ii) to collect accounts receivable resulting from such billing; (iii) to receive payments and prepayments from the Medical Group's patients, Blue Cross and Blue Shield organizations, insurance companies, health care plans, Medicare, Medicaid, HMOs, and any and all other third party payors; (iv) to take possession of and deposit into such bank (the "Medical Group Bank") as the Medical Group designates, in an account established by the Medical Group in the name of the Medical Group (the "Medical Group Collections Account"), any and all checks, insurance payments, cash, cash equivalents and other instruments received for Medical Group Services; and (v) to initiate with the consent of the Medical Group, which consent may be withheld by the Medical Group in its sole and absolute discretion, legal proceedings in the name of the Medical Group to collect any accounts and monies owed to the Medical Group, to enforce the rights of the Medical Group as a creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. Following termination of this Agreement, the Management Company shall continue to use reasonable efforts to collect the Accounts for a period of ninety (90) days thereafter.

            (b) From time to time at the Management Company's request, the Medical Group shall make available to the Management Company one or more authorized officers (the "Authorized Officers") of the Medical Group to sign any letters, checks, instruments or other documents (the "Documents") on behalf of the Medical Group that are necessary for the Management Company to perform its duties under this Section 3.6 and its other duties under this Agreement. If the Management Company notifies the Medical Group that an Authorized Officer is not signing the Documents in a timely manner, the Management Company shall not be liable for any failure to perform its duties hereunder or for any failure to perform the Management Services to the extent caused by the failure of an Authorized Officer to sign the Documents in a timely manner.

            (c) The Management Company represents and warrants to the Medical Group that it has sufficient knowledge and expertise in the area of billing for orthopedic and other medical services and ancillary services to be able to adequately perform the billing services required hereunder. The Management Company shall submit all bills and manage the billing process on a timely basis in accordance with the terms of this Agreement and applicable law.

            (d) Without limiting the generality of the foregoing, the Management Company shall bill patients, bill and submit claims to third party payors, perform appropriate coding for each bill, and collect all fees for professional and other services rendered and for items supplied to patients by the Medical Group, all in a timely manner and in accordance with parameters and criteria established by the Operations Committee (as hereinafter defined). Additionally, the Management Company shall provide the following services which are currently being provided by or on behalf of the Medical Group:

            (i) Receive and collect from patients at the time of visit all appropriate payments and pre-payments, including co-pays, deductibles, payments for non-covered medical services, and deposits for surgeries (if applicable), and additionally shall obtain all appropriate insurance and other information required.

            (ii) Submit claims utilizing electronic billing submission, whenever appropriate.

            (iii) Perform delinquent account collection calls and other appropriate follow-up mechanisms for delinquent accounts of all insurance classifications, all in a timely fashion as determined by the Operations Committee.

            (iv) Turn over to outside collection agencies all delinquent accounts satisfying the criteria established by the Operations Committee. The Management Company shall also follow-up on the performance of the outside collection agencies and make changes if necessary, and additionally shall reconcile each account turned over to the summary data provided by the collection agency.

            (v) Write-off account balances according to criteria approved by the Operations Committee.

            (vi) Prepare claim reviews in accordance with criteria approved by the Operations Committee.

            (vii) Bill workers' compensation medical services at rates equal to the most recently approved California workers' compensation fee schedule.

            (viii) Apply "insurance only" and other courtesy write-offs in compliance with Operations Committee policy.

            (ix) With respect to discounted fee-for-service contracts with Preferred Provider Organizations (PPOs) and Health Maintenance Organizations (HMOs), the Management Company shall determine that payments from the PPOs and HMOs are in compliance with the contract with the Medical Group.

            (x) With respect to capitation fee contracts with HMOs, the Management Company shall --

                  (A) Follow-up to ensure that payments by the HMOs are made on a timely basis;

                  (B) Review and audit enrollment data provided by the HMO to ensure that the capitation payments are based on the proper number of lives enrolled.

            (xi)  With respect to lien accounts, the Management Company shall --

                  (A) Ensure that appropriate documents are signed and agreed to initially as between Medical Group, attorney and patient;

                  (B) Follow-up on a regular basis as to the status of the account; and

                  (C) Apply the policies of the Operations Committee in resolving open account balances.

            (xii) With respect to student athlete accounts, the Management
                  Company shall coordinate insurances and other information in compliance with the policy of the Operations Committee.

            (xiii) With respect to amounts withheld by payors in compliance with contracts between the payor and the Medical Group, the Management Company shall follow-up on a timely basis to ensure that withheld amounts are paid, if warranted, and to ensure that any withheld amounts that are not paid are verified and audited for appropriateness.

            (xiv) Coordinate the timely payment of refunds to patients and third party payors when appropriate.

      3.7 Personnel.

            (a) The Management Company shall retain and provide or arrange for the retention and provision of all of the following non-medical personnel necessary for the conduct of the Medical Group's business operations (collectively, "Administrative Personnel"):

                  (i)   Administration

                  (ii)  Accounting

                  (iii) Billing and Collection

                  (iv)  Secretarial

                  (v)   Transcription

                  (vi)  Appointments

                  (vii) Switchboard

                  (viii) Medical Records

                  (ix)  Chart Preparation

                  (x)   Historians

                  (xi)  Clinic Support

                  (xii) Marketing

            (b) The Management Company shall determine and pay the salaries and fringe benefits of the Administrative Personnel, and shall provide other personnel services related to the Administrative Personnel, including but not limited to scheduling, personnel policies, administering continuing education benefits, and payroll administration.

            (c) With respect to each applicable new employee in Administrative Personnel, the Management Company shall, as reasonably necessary, verify educational and employment experience, licensure, and insurability.

            (d) All of the personnel services shall be performed in compliance with all applicable California and Federal labor laws.

      3.8 Inventory and Supplies. The Management Company shall order and purchase inventory and supplies on behalf of the Medical Group, and such other ordinary or appropriate materials as the Medical Group reasonably deems to be necessary for it to carry out its professional medical activities. Inventory and supplies shall include, but not be limited to:

            (a)   Medical supplies

            (b)   Office supplies

            (c)   Postage

            (d)   Computer forms and supplies

            (e)   Printing and stationery supplies

            (f)   Printer supplies

            (g)   Linen and laundry supplies

      3.9 Taxes. The Management Company shall provide the Medical Group with access to all information necessary for the Medical Group to prepare its tax returns. The Management Company shall have no responsibility for the payment of the Medical Group's taxes.

      3.10 Information Systems Management.

            (a) The Management Company shall provide or arrange for the provision of all management information systems services to be utilized by the Medical Group. These services shall include, but not be limited to, ongoing maintenance and development of the following information systems:

                  (i)   Accounts receivable - Billing/Insurance/Collections

                  (ii)  On-line appointment scheduling

                  (iii) Internal e-mail

                  (iv)  On-line transcription

                  (v)   Faxing subsystem

                  (vi)  Electronic claims submission

                  (vii) Patient flow monitoring system

                  (viii) Authorization module

                  (ix)  Prescription module

                  (x)   X-ray tracking system

                  (xi)  Voice mail

                  (xii) Paperless medical records

                  (xiii) Bar code chart tracking system

            (b) The acquisition, replacement, relocation, or other disposition of any equipment described above shall be governed by Section 3.3 hereof.

            (c) The services provided by the Management Company shall protect the confidentiality of patient medical records to the extent required by applicable law or the Medical Group's payor agreements; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably and in good faith to protect such confidentiality.

      3.11 Use of New Technologies in the Practice of Medicine. The Management Company shall promote the integration of new technologies into the professional practice of the Medical Group, including without limitation the use of satellite and other telecommunications services that permit the provision of remote consultations, virtual operations, and other professional services; provided, however, that the foregoing shall be subject to the terms of Section 8.2(e) hereof.

      3.12 Public Relations; Marketing and Advertising. The Management Company shall develop and implement community outreach programs and public relations programs designed to educate the patient population regarding the Medical Group, the availability of its medical services, and the availability in terms of any managed care programs in which the Medical Group participates. The Management Company also shall develop and implement marketing and advertising programs as reasonably required to promote and expand the Medical Business, subject to any approved budgets. The programs shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession.

      3.13 Medical Personnel Recruiting.

            (a) The Management Company shall, upon request by the Medical Group, assist the Medical Group in recruiting Medical Personnel. "Medical Personnel" means:

                  (i) Physicians (including fellows and residents, if any) providing professional medical services who are employees or independent contractors of the Medical Group;

                  (ii) Physician assistants, nurse practitioners, and other health care professionals who provide services that are billable to patients or third party payors (separate and apart from the billable services provided by physicians); and

                  (iii) Technicians who perform diagnostic tests or procedures.

            (b) With respect to each of the Medical Personnel, the Management Company shall verify educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and federal commissions.

      3.14 Insurance. The Management Company shall provide the insurance coverage described in Sections 12.1 and 12.2 of this Agreement.

      3.15 Files and Records.

            (a) To the extent permitted by applicable law, the Management Company shall supervise and maintain custody of all files and records relating to the operation of the business of the Medical Group, including, without limitation, accounting, billing, collection, and patient medical records. The management of all files and records shall be in compliance with applicable state and federal statutes. Business records of the Medical Group created and/or maintained by the Management Company shall be the joint property of the Management Company and the Medical Group and shall at all times be located at a location that is readily accessible to the parties. Patient medical records shall at all times be and remain the property of the Medical Group and shall be located at a location that is readily accessible for patient care. The Management Company shall preserve the confidentiality of patient medical records and use information contained in such records only for the limited purposes necessary to perform the management services set forth herein; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably and in good faith to protect such confidentiality.

            (b) The Management Company shall provide all off-site storage of files and records as required and in conjunction with policies established by the Operations Committee. The Management Company shall provide the Medical Group with all requested off-site files and records on a timely basis, consistent with the policies of the Medical Group in effect immediately prior to the Commencement Date. Any change in such policies shall be subject to the approval of the Operations Committee.

      3.16 Managed Care Contracts. The Management Company shall solicit, negotiate and administer all managed care contracts on behalf of the Medical Group based on parameters and criteria established by the Operations Committee. Such services shall be performed by the Management Company as agent of the Medical Group, and all managed care contracts shall be subject to the Medical Group's prior approval of any such contract. The Management Company shall prepare cost forecasts and other analyses as reasonably requested by the Medical Group in order to allow the Medical Group to make an informed decision with respect to each proposed contract.

      3.17 Budgets. The Management Company shall prepare, for the review and approval of the Operations Committee, annual operating budgets (the "Budgets") reflecting in reasonable detail projected Billings, Collections, Medical Group Costs, and Management Company Operating Costs; provided, however, that the Medical Group shall provide the Management Company with a proposed Budget covering the initial period under this Agreement commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs. The initial Budget is attached hereto as Schedule II. All other budgets shall be on a calendar year basis. The Management Company shall prepare and submit to the Operations Committee all subsequent Budgets on or before December 15 of the year immediately preceding the calendar year to which such Budgets are applicable.

      3.18 Force Majeure. The Management Company shall not be liable to the

Medical Group for failure to perform any of the services required herein in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies, changes in applicable law or regulations or other events over which the Management Company has no control for so long as such events continue and for a reasonable time thereafter.

      SECTION 4. Equity Participation and Other Consideration. In consideration of the Medical Group's entering into this Agreement, the Management Company shall provide to the persons identified in Schedule III attached hereto (the "Eligible Parties") and to the Medical Group the consideration set forth on
Schedule III.

      SECTION 5. Ownership of Accounts; Costs, Compensation, and Other Payments.

      5.1 Ownership of Accounts; Security. The Medical Group hereby transfers to the Management Company ownership of all accounts receivable and the other rights to payment arising from the provision by the Medical Group of Medical Group Services during the term hereof (the "Accounts"); provided, however, that the right to payment of Medicare and Medicaid receivables shall remain with the Medical Group in accordance with applicable Federal and state law. The Management Company shall have the right to grant to any lender (the "Lender") a first priority lien and security interest in and with respect to the Accounts, together with all books, records, computer information, and other general intangibles relating thereto

(collectively, the "Collateral"), as security for the obligations of the Management Company to the Lender. The Medical Group hereby irrevocably constitutes and appoints the Management Company as the true and lawful attorney-in-fact for the Medical Group to execute in the name of the Medical Group such financing statements and other documentation as may be necessary or appropriate to evidence or to perfect the Lender's lien and security interest in and with respect to all Accounts and other Collateral. The Medical Group shall cooperate with the Lender as reasonably requested by the Lender in the event that the Lender seeks to enforce its rights and remedies under its agreement with the Management Company, including granting the Lender access, to the extent permitted by law, to all books and records associated with the Collateral. Neither the Management Company nor the Lender shall be required to give the Medical Group any notice in connection with any loan or related financing arrangements affecting the Accounts and other Collateral.

      5.2 Bank Accounts and Payments.

            (a) Bank Accounts. The Medical Group shall instruct the Medical Group Bank to transfer, on a daily basis, all funds in the Medical Group Collections Account (less the amount necessary to avoid the payment of bank charges or fees relating to the failure to maintain a minimum balance in the Medical Group Collections Account) to a bank (the "Management

      Company Bank") designated by the Management Company, for credit to an account in the Management Company's name (the "Operating Account"). All interest earned on the funds on deposit in the Operating Account shall be for the account of the Management Company.

            (b) Payments. The Management Company shall pay all of the Medical Group Compensation and all of the Management Company Costs, as hereinafter defined, and the Management Company shall be entitled to retain for itself the Management Fee, as hereinafter defined. The Management Company shall satisfy its obligations hereunder from funds of the Management Company, which funds may be maintained in any bank account of the Management Company.

      5.3 Medical Group Compensation.

            (a) Monthly Draw.

                  (i) On each Draw Date during the Term hereof, the Management
            Company shall distribute to the Medical Group an amount equal to a percentage (the "Draw Percentage") of the Medical Group's total Billings for Medical Group Services provided during the previous month (the "Monthly Draw"). The Draw Date and the initial Draw Percentage are as set forth in Schedule IV, and the Draw Percentage shall be adjusted as provided in Section 5.3(a)(ii).

                  (ii) Commencing May 15, 1998, and effective May 15 of each year thereafter, the Draw Percentage shall be adjusted to equal a fraction, the numerator of which is the Annual Medical Group Compensation Amount for the previous year, and the denominator of which is the total amount of Billings for the previous year.

            (b) Annual Settlement.

                  (i) On or before April 30, 1998, and on or before April 30 of each year thereafter, the Management Company shall calculate the following (the "Annual Medical Group Compensation Amount"):

                        (A) The total Collections for all Medical Group Services rendered during the previous calendar year, less --

                        (B)   the sum of the following:

                              (1) the Management Fee earned by the Management Company for the previous calendar year;


                              (2) the Authorized Management Company Operating Costs incurred by the Management Company during the previous calendar year;

                              (3) an amount equal to sixty percent (60%) of any Collections pertaining to any New Medical Office during any applicable New Medical Office Start-Up Period.

                  (ii) If the Annual Medical Group Compensation Amount thus
            determined exceeds the total of the twelve (12) Monthly Draws paid by the Management Company to the Medical Group during the previous calendar year (the "Annual Draw Amount"), the Management Company shall pay to the Medical Group on or before May 15, an amount equal to such excess. If the Annual Draw Amount for the previous calendar year exceeds the Annual Medical Group Compensation Amount for the previous calendar year, the Management Company shall withhold from the Medical Group Compensation otherwise payable to the Medical Group, during each of the following six (6) months, an amount equal to one-sixth (1/6) of such excess.

                  (iii) For purposes of determining the total Collections for all Medical Group Services provided during any calendar year, all Collections during January, February, and March of each year shall be deemed to be for Medical Group Services rendered during the previous calendar year, and all Collections during April through December shall be deemed to be for Medical Group Services rendered during the calendar year in which such Collections were received; provided, however, that for purposes of determining the total Collections during the period commencing on the Commencement Date and ending December 31, 1997, all Collections from and after the Commencement Date through March 31, 1998, shall be deemed to be for Medical Group Services rendered during the period commencing on the Commencement Date and ending December 31, 1997. Notwithstanding the foregoing, the Management Fee applicable to any calendar year shall be based on the Collections actually received during such calendar year.

                  (iv) Notwithstanding anything to the contrary set forth
            herein, the first period for which the annual settlement described in this Section 5.3(b) shall be applicable is the period commencing on the Commencement Date and ending on December 31, 1997.

            (c) Notwithstanding the provisions of Section 5.2(a), but subject to the rights of any Lender as provided in Section 5.1, in the event that the Medical Group has not received from the Management Company all or any portion of the Monthly Draw on or before the third business day following the Draw Date, or in the event that the Medical Group has not received from the Management Company all or any portion of any amount payable to the Medical Group pursuant to Section 5.3(b)(ii) on or before the third business day following the date on which such payment is required to be made under the terms of Section 5.3(b)(ii), without limiting any other right or remedy that the Medical Group may have under this Agreement or under applicable law, the Medical Group shall have the right to immediately withdraw such amount directly from the Medical Group Collections Account.

            (d) For purposes of this Agreement --

                  (i) "Billings" means, for any applicable period, the gross charges of the Medical Group for all Medical Group Services furnished during such period.

                  (ii) "Collections" means, for any applicable period, all cash or cash equivalents received during such period for Medical Group Services, including any capitation payments received during such period, less --

                        (A) any refunds paid during such period, and (B) any amounts paid to orthopedists who are not employed by (and who do not otherwise provide professional services through) the Medical Group for the care of patients with respect to whom the Medical Group has received capitation payments.

                  (iii) "Medical Group Services" means the following services rendered by, through, or on behalf of the Medical Group: all professional services rendered by or under the supervision of any of the

                        Medical Personnel (including professional services rendered in connection with New Ancillary Services); all diagnostic radiology services rendered by or under the supervision of any of the Medical Personnel; all other ancillary services (other than New Ancillary Services); all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, and other items and supplies that are billable to patients or to third party payors; and depositions, record review services, court appearances, independent medical exams, and athletic team services.

                  (iv) It is the intent of the parties that Billings, Collections, and Medical Group Services not include any of the following: New Ancillary Services (excluding professional services rendered by Medical Personnel in connection therewith, which professional services are included under Section 5.3(d)(iii) above), interest income, sublease income from HealthSouth Rehabilitation Corporation; royalties payable to any Medical Group physician for medical inventions; income from presentations, writings, and endorsements; proceeds from the sale of any capital assets of the Medical Group; income from investments; Dr. Kane's collections for services rendered in connection with his professional practice in La Jolla, California; Dr. Helgager's collections for services rendered at the IMC occupational medicine clinic; or Dr. Alleyne's collections of interpretation fees relating to data generated in connection with the use of Medex equipment in the space subleased by the Medical Group to HealthSouth Rehabilitation Corporation.

      5.4 Management Fee.

            (a) The compensation payable to the Management Company for the provision of Management Services under this Agreement (the "Management Fee"), which the Management

      Company may retain from Collections received from time to time at its discretion, shall be equal to the aggregate of the following:

                  (i) An amount equal to the Applicable Percentage of Collections, provided that the amount thus determined shall be reduced by the Medical Equipment Master Lease Payments; and

                  (ii) An amount equal to sixty-six and two-thirds percent (66-2/3%) of the Professional Practice Cost Savings.

            (b) For purposes of this Agreement --


                  (i)   "Applicable Percentage" has the meaning set forth in
                        Schedule V.

                  (ii) "Medical Equipment Master Lease Payments" means the monthly lease amounts payable for all Medical Equipment determined in accordance with the Medical Equipment Master Lease referenced in Section 3.3(a) hereof.

                  (iii) "Professional Practice Cost Savings" means the cost
                        savings determined in the manner described in Schedule
                        VI.

            (c) An example of the computation of Medical Group Compensation and the Management Fee is attached hereto as Schedule VII.

      5.5 Management Company Costs.

            (a) The Management Company shall pay all Management Company Operating Costs and all Excluded Costs (collectively, the "Management Company Costs"). All Management Company Costs shall be incurred in the name of the Management Company, and not in the name of the Medical Group, except as specifically approved by the Medical Group.

      Management Company Costs shall not include any costs or expenses incurred prior to the Commencement Date of this Agreement.

            (b) The Management Company shall provide to the Medical Group, upon reasonable request by the Medical Group from time to time, supporting documentation and other backup detail relating to any or all of the Management Company Costs.

            (c) For purposes of this Agreement, "Management Company Operating Costs" means all costs and expenses incurred in connection with the provision of the Management Services, except for any costs and expenses defined as Medical Group Costs in Section 5.8 hereof, and except for Excluded Costs. "Excluded Costs" means all of the following costs and expenses incurred in connection with the provision of the Management Services hereunder:

                  (i)   New Medical Office Start-Up Costs;

                  (ii)  New Physician Start-Up Costs;

                  (iii) The rent and any other payments due under any of the
                        Office Leases;

                  (iv)  The cost of any Medical Equipment leased by the

                        Management Company to the Medical Group;

                  (v) The cost of any FF&E provided by the Management Company to the Medical Group;

                  (vi)  Depreciation, amortization, and interest; and

                  (vii) Corporate overhead of the Management Company ("Corporate
                        Overhead") except to the extent that all of the following conditions are satisfied:

                        (A) The Corporate Overhead is incurred in lieu of a pre-existing Management Company Operating Cost;

                        (B) The amount of such Corporate Overhead does not exceed the amount of the Management Company Operating Costs being eliminated; and

                        (C) The Corporate Overhead is allocated to the Medical Group and to all other medical groups utilizing such Corporate Overhead on a pro rata basis.

                              Any Corporate Overhead with respect to which all of the above conditions are satisfied shall be considered Management Company Operating Costs.

            (d) For purposes of this Agreement, "Authorized Management Company Operating Costs" means all Management Company Operating Costs incurred in any year reduced by any or all of the following, as applicable:

                  (i) any costs that exceed the applicable Management Company Operating Costs Budget which are not approved by the Operations Committee;

                  (ii) any costs with respect to which the Medical Group has reasonably requested supporting documentation or other backup detail which has not been furnished by the Management Company or which does not reasonably establish the appropriateness of such costs; and

                  (iii) any costs that have been determined pursuant to an audit under Section 5.10 not to have been reasonably incurred in connection with the Management Services required to be provided under of this Agreement.

      5.6 New Medical Office Start-Up Costs.


            (a) The Management Company shall pay all New Medical Office Start-Up Costs incurred in connection with the establishment of any New Medical Office.

            (b) All Medical Equipment utilized at any New Medical Office shall be acquired by the Management Company and leased to the Medical Group in accordance with Section 3.3 hereof.

            (c) For purposes of this Agreement, "New Medical Office" means any office of the Medical Group other than those offices located in the premises identified in Section 3.2(a) hereof.

            (d) For purposes of this Agreement, "New Medical Office Start-Up Costs" means the following costs incurred in connection with the establishment of a New Medical Office during the New Medical Office Start-Up Period: all Management Company Costs and all costs other than physician Medical Personnel costs that, but for this provision, would have been considered Medical Group Costs.

            (e) For purposes of this Agreement, "New Medical Office Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of a New Medical Office and ending on the earlier of (i) the last day of the calendar month in which a period of eighteen (18) months has elapsed from and after the date on which the New Medical Office first opened for the treatment of patients, or (ii) the last day of the first period of two (2) consecutive calendar months for which the costs borne by the Management Company in connection with the New Medical Office are less than sixty percent (60%) of the Collections for Medical Group Services provided at the New Medical Office during such two-month period. In no event shall the Management Company have any obligation under this Section 5.6 to pay any New Medical Office Start-Up Costs incurred later than eighteen (18) months after the New Medical Office first opened for the treatment of patients.

      5.7 New Physician Start-Up Costs.

            (a) Upon the request of the Medical Group and approval by the Management Company, which approval shall not be unreasonably withheld, the Management Company shall pay all New Physician Start-Up Costs (as defined below) to the extent authorized hereunder, subject to recoupment by the Management Company as provided herein.

            (b) The Management Company shall be entitled to retain all Net Collections (as defined below) during the New Physician Start-Up Period (as defined below), which shall be offset against the New Physician Start-Up Costs that the Medical Group has previously paid and is entitled to recoup as provided in Section 5.7(c) below.

            (c) Beginning with the month immediately following the expiration of the New Physician Start-Up Period, the Management Company shall be entitled to recoup all of the New Physician Start-Up Costs previously paid by the Management Company by retaining any and all Excess Net Collections (as defined below) until the Management Company has recouped the full amount of New Physician Start-Up Costs previously paid by the Management Company, without interest.

            (d) "New Physician Start-Up Costs" means the following costs (whether otherwise considered Management Company Costs or Medical Group Costs hereunder) payable to or incurred in connection with a New Physician during the New Physician Start-Up Period, but only to the extent approved by the Operations Committee: all salary and other compensation payable to the New Physician; the cost of health insurance and any other employee benefits provided for the benefit of the New Physician; the cost of professional liability insurance coverage for the New Physician; the cost of continuing professional education incurred for the benefit of the New Physician (including the cost of travel, meals, and lodging incurred in connection with attendance at seminars and similar professional events); and all other direct out-of-pocket costs (but not indirect costs), determined on an incremental basis.

            (e) "New Physician Start-Up Period" means the period commencing on the date that the New Physician commences performing professional medical services as an employee or independent contractor of the Medical Group and ending on the earlier of (i) the last day of the calendar month in which a period of eighteen (18) months has elapsed from and after the date on which the New Physician commenced performing such services, or (ii) the last day of the first period of two (2) consecutive calendar months for which the amount of Net Collections (as defined below) attributable to the services performed by the New Physician equals or exceeds the amount of New Physician Start-Up Costs paid or payable during such period. In no event shall the Management Company have any obligation under this Section
      5.7 to pay any New Physician Start-Up Costs incurred later than eighteen
      (18) months after the New Physician commenced performing professional medical services as an employee or independent contractor of the Medical Group.

            (f) "Net Collections" in any period means total Collections in such period less that portion of the Management Fee which is based on the Applicable Percentage of Collections. At all times during and after the New Physician Start-Up Period, the Management Company shall be entitled to receive, as part of its compensation under this Agreement, that portion of the Management Fee which is based on the Applicable Percentage of Collections attributable to the services provided by the New Physician.

            (g) "Excess Net Collections" means the amount (if any) by which Net Collections in any month attributable to services performed by the New Physician exceed the amount of costs paid or payable during such month which would have been considered New Physician Start-Up Costs had they been paid or payable during the New Physician Start-Up Period.

            (h) "New Physician" means any physician who becomes an employee or independent contractor of the Medical Group after the date hereof and who practices with the Medical Group on a substantially full-time basis.

      5.8 Medical Group Costs. Except as otherwise provided in this Agreement, the Medical Group shall pay all of the costs specified in this Section 5.8 (the "Medical Group Costs"). All Medical Group Costs shall be incurred in the name of the Medical Group, and not in the name of the Management Company, and shall be paid from an account of the Medical Group and not from the Operating Account of the Management Company. The Medical Group Costs are as follows:

            (a)   Compensation of all Medical Personnel;

            (b) Any applicable fringe benefits for all Medical Personnel, including, but not limited to, payroll taxes, workers' compensation, health insurance (including drug coverage), dental insurance, individual disability insurance, life insurance, business buy-out disability insurance, continuing education, and medical dues and licenses;

            (c) The cost of prosthetics, prosthetic devices, orthotics, braces, splints, appliances, allografts, x-ray films, and other items and supplies that are billable to patients or to third party payors (the "Billable Items");

            (d)   The Medical Equipment Master Lease Payments;

            (e)   Any lease payments for New Ancillary Service Medical
                  Equipment;

            (f) The monthly rent payable under any Office Sublease described in Section 3.2 hereof; and


            (g) The cost of any items which are not required to be provided by the Management Company under this Agreement and/or which were ordered, purchased, or incurred by the Medical Group directly, including but not limited to the cost of accounting, legal, consulting, or other professional or advisory services, business meetings, and business taxes.

      5.9 New Ancillary Services Costs.

            (a) Any agreement by the parties to establish a New Ancillary Service as described in Section 3.4 of this Agreement shall (unless otherwise agreed by the parties) incorporate the following:

                  (i) The Management Company shall create a separate division for purposes of accounting for the income, costs, profits, and losses of any New Ancillary Service. The Management Company shall utilize generally accepted accounting principles in determining and accounting for the profits and losses related to the operations of each New Ancillary Service.

                  (ii) Profits and/or losses of any New Ancillary Service shall be divided equally between the Medical Group and the Management Company, and all distributions to the Medical Group and to the Management Company shall be made in equal amounts to each from available cash (after payment of all currently due obligations incurred in connection with such New Ancillary Service, including without limitation any principal and interest amounts then due and payable under Section 5.9(a)(iv) below, and after retention of reasonable reserves) derived from the operation of such Ancillary Division.

                  (iii) All diagnostic and therapeutic equipment utilized in connection with any New Ancillary Service ("New Ancillary Service Medical Equipment") shall be acquired by the Management Company and leased to the Medical Group pursuant to an equipment lease substantially in the form of the Medical Equipment Master Lease.

                  (iv) The Management Company shall pay all of the Ancillary
            Service Start-Up Costs. Beginning with the month immediately following the expiration of the Ancillary Service Start-Up Period, the Management Company shall be entitled to recoup all of the Ancillary Service Start-Up Costs previously paid by the Management Company in sixty (60) equal monthly installments of principal, plus interest on the unrecouped portion of such costs at the prevailing prime rate as set forth in the Wall Street Journal and/or at the actual rate paid by the Management Company with respect to any part of such costs that have been financed by the Management Company.

                  (v) The Management Company shall provide, in connection with any New Ancillary Service, the full range of management services described in this agreement.

                  (vi) The billings, collections, costs and expenses relating to any New Ancillary Service shall not be included in the computations of Medical Group Compensation, the Management Fee, Management Company Costs, New Medical Office Start-Up Costs, New Physician Start-Up Costs, or Medical Group Costs as described in Sections 5.3, 5.4, 5.5, 5.6, 5.7, or 5.8, respectively.

            (b) For purposes of this Section 5.9, "Ancillary Service Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of the New Ancillary Service and ending on the last day of the first period of two (2) consecutive calendar months for which the New Ancillary Service shows a profit.

            (c) For purposes of this Section 5.9, "Ancillary Service Start-Up Costs" means the total of all of the following costs incurred in connection with the establishment of a New

      Ancillary Service during the Ancillary Service Start-Up Period (whether such costs would otherwise be considered Management Company Costs or Medical Group Costs) --

                  (i) Any lease payments for New Ancillary Service Medical Equipment;

                  (ii) All costs of acquiring furniture, fixtures, and office equipment;

                  (iii) All initial occupancy costs, if any, including but not limited to rent deposits, prepaid rent, and tenant improvements;

                  (iv) All other start-up costs, including but not limited to legal, accounting and consulting fees, and the cost of initial inventories of supplies and other items; and

                  (v) All ongoing costs of the New Ancillary Service, including but not limited to personnel (other than physician Medical Personnel) and related benefits, the cost of operating any equipment utilized in providing the service, supplies, insurance, rent, repairs and maintenance, outside services, telephone, taxes, utilities, storage and other ordinary ongoing expenses of providing the New Ancillary Service.

      5.10 Review and Audit of Books and Records. Each of the parties shall have the right, during ordinary business hours and upon reasonable notice, to review and make copies of, or to audit through a qualified certified public accountant approved by the other party (which approval shall not be unreasonably withheld), the books and records of the other party relating to the billing, collection, and disbursement of fees, and the determination of costs, under this Agreement. Any such review or audit shall be performed at the cost of the requesting party; provided, however, that in the event that such review or audit requested by the Medical Group discloses a discrepancy indicating that the Medical Group has actually been underpaid by an amount in excess of two percent (2%) of the total amount of Medical Group Compensation payable to the Medical Group for the period covered by the audit, the cost of the audit shall be borne by the Management Company. All documents and other information obtained in the course of such review or audit shall be held in strict confidence.

      5.11 Start-Up Period. Consistent with the provisions of Section 2 of this Agreement, the parties acknowledge and agree that, in order to facilitate the transition of responsibilities hereunder, certain requirements and procedures agreed to under this Agreement may be implemented over the course of a period of time commencing on the Commencement Date and ending two (2) months thereafter (subject to extension by agreement of the Medical Group and the Management Company), rather than being fully implemented immediately on the Commencement Date. Accordingly, the parties further agree that the Management Fee and Medical Group Compensation payable in respect of the Management Services and the Medical Group Services applicable to such period of time shall be computed, and any appropriate adjustments shall be made, such that no material financial advantage or disadvantage shall accrue to either party as a result of implementing such requirements and procedures over the course of such start-up period rather than immediately on the Commencement Date.

      SECTION 6. Representations and Warranties of the Medical Group. The Medical Group hereby represents and warrants to the Management Company, as of the date hereof, as follows:

      6.1 Organization; Good Standing; Qualification and Power. The Medical Group is a professional corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite power and authority to own, lease, and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement, the Asset Purchase Agreement to which the Medical Group is a party, the Medical Equipment Master Lease, the Assignment of Lease, the Office Sublease, and the Stockholder Non-Competition Agreement (collectively, the

"Medical Group Transaction Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Medical Group has delivered to the Management Company a true and correct copy of its Articles of Incorporation and Bylaws (collectively, the "Medical Group Governance Documents"), in effect on the date hereof.

      6.2 Equity Investments. The Medical Group currently has no subsidiaries, nor does the Medical Group currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, or other entity.

      6.3 Authority. The execution, delivery and performance of the Medical Group Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Medical Group. The Medical Group Transaction Documents have been duly and validly executed and delivered by the Medical Group and constitute the legal, valid and binding obligations of the Medical Group enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by applicable laws pertaining to the enforceability of non-competition agreements. Neither the execution, delivery or performance of the Medical Group Transaction Documents by the Medical Group nor the consummation by the Medical Group of the transactions contemplated hereby or thereby, nor compliance by the Medical Group with any provision hereof or thereof will (a) conflict with or result in a breach of any provision of the formation documents of the Medical Group, (b) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Medical Group or the Medical Business is a party or by which they or any of its respective properties or assets may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof) or (c) to the best knowledge of the Medical Group, but without expressing any opinion regarding the enforceability of non-competition agreements, violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Medical Group, the Medical Business or any of their respective properties or assets. To the best knowledge of the Medical Group, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Medical Group of the Medical Group Transaction Documents or the consummation of the transactions contemplated thereby.

      6.4 Financial Information. Schedule 6.4 contains (a) the Medical Group's balance sheet as of December 31, 1996 (the "Balance Sheet"; and the date thereof being referred to as the "Balance Sheet Date"), and the related internal statements of revenue and expenses for the period then ended (including the notes thereto and other financial information included therein) (collectively, the "Internal Financial Statements"), (b) the review financial statements of the Medical Business for the periods ended December 31, 1996 and December 31, 1995 (the "Review Financial Statements"), and (c) the historical collection information of the Medical Group and its shareholder employees for the year ended December 31, 1995 and for the ten-month period ended October 31, 1996 (the "Historical Collections Information"). The Internal Financial Statements, the Review Financial Statements, and the Historical Collections Information (i) were prepared in accordance with the books and records of the Medical Business, (ii) fairly present the financial position of the Medical Business as of the dates thereof, and (iii) are true, correct and complete in all material respects as of the dates thereof.

      6.5 Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.5, as of the Balance Sheet Date, (a) the Medical Business did not have any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Balance Sheet,
(b) all liability reserves established by the Medical Business on the Balance Sheet were adequate and (c) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for or disclosed on the Balance Sheet.

      6.6 Absence of Changes. Except as set forth on Schedule 6.6, since the Balance Sheet Date, the Medical Business has been operated in the ordinary course and consistent with past practice and there has not been:

            (a) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Medical Business;

            (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Medical Business;

            (c) any obligation or liability (whether absolute, accrued,

      contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Medical Business other than such items created or incurred in the ordinary course of the Medical Business and consistent with past practice;

            (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Medical Business outside the ordinary course of the Medical Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

            (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Medical Business except in the ordinary course of the Medical Business and consistent with past practice;

            (f) any write-off as uncollectible of any accounts receivable in connection with the Medical Business or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

            (g) except for all normal contractual adjustments from third party payors, any account receivable in connection with the Medical Business in an amount greater than $10,000 which (i) has become delinquent in its payment by more than 90 days, (ii) has had asserted against it any claim, refusal to pay or right of set-off, (iii) an account debtor has refused to pay for any reason or with respect to which such account debtor has become insolvent or bankrupt or (iv) has been pledged to any third party;

            (h) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Medical Business;

            (i) any general uniform increase in the compensation of employees of the Medical Group or the Medical Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Medical Group or the Medical Business;

            (j) any change in the accounting methods or practices followed in connection with the Medical Business or any change in depreciation or amortization policies or rates theretofore adopted;


            (k) the termination of employment of any key employee of the Medical Group or the Medical Business listed on Annex A ("Medical Group Key Personnel"), or any expression of intention by any of the Medical Group Key Personnel to terminate such employment with the Medical Group or the Medical Business;

            (l) any agreement or commitment relating to the sale of any material fixed assets of the Medical Business;

            (m) any other transaction relating to the Medical Business other than in the ordinary course of the Medical Business and consistent with past practice; or

            (n) any agreement or understanding, whether in writing or otherwise, for the Medical Business to take any of the actions specified in items (a) through (m) above.

      6.7 Tax Matters.

            (a) Except as set forth on Schedule 6.7, (i) all Taxes relating to the Medical Business required to be paid by the Medical Group through the date hereof have been paid and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed by the Medical Group in connection with the Medical Business prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of the Medical Group prior to the date hereof (collectively, "Returns") have been duly filed; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Medical Business and any other information required to be shown therein; (iii) all Taxes relating to the operations of the Medical Business that have been shown as due and payable by the Medical Group on the Returns have been timely paid and filed or adequate provisions made to the books and records of the Medical Business; (iv) in connection with the Medical Business (A) the Medical Group has made provision on the Balance Sheet for all Taxes payable by the Medical Group for any periods that end on or before the Balance Sheet Date for which no Returns have yet been filed and for any periods that begin on or before the Balance Sheet Date and end after the Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Balance Sheet Date and (B) provision has been made for all Taxes payable by the Medical Group for any periods that end on or before the date hereof for which no Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (v) no tax liens have been filed with respect to any of the assets of the Medical Business, and there are no pending tax audits of any Returns relating to the Medical Business; and (vi) no deficiency or addition to Taxes, interest or penalties applicable to the Medical Group for any Taxes relating to the operation of the Medical Business has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Medical Group or any previous operator of the Medical Business was a member for which the Medical Group could be liable).

            (b) The Medical Group is not a foreign person within the meaning of ss.1.1445- 2(b) of the Regulations under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

            (c) The Medical Group has provided the Management Company with true and complete copies of all Federal, state and foreign Returns of the Medical Group for the calendar years ending December 31, 1995 and 1996.

            (d) For purposes of this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any person or entity, (i) all federal, state, local and foreign income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all Federal, state, local and foreign gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other Federal, state, local and foreign taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
      (i) as a result of being a `transferee' (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

      6.8 Litigation, Etc. Except as set forth on Schedule 6.8, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Medical Group, threatened against the Medical Group or any shareholder of the Medical Group, or in connection with the Medical Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Medical Group, its assets or affecting the Medical Business. The Medical Group has delivered to the Management Company all documents and correspondence relating to matters referred to in said
Schedule 6.8.

      6.9 Compliance; Governmental Authorizations. The Medical Group and the Medical Business shall have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Medical Group has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Medical Business, the lack of which would have a material adverse effect on the Medical Group's ability to operate the Medical Business after the date hereof on substantially the same basis as presently operated, such licenses and permits are in full force and effect, the Medical Group has not received any notice indicating that any violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best knowledge of the Medical Group, threatened to revoke or limit any thereof. To the best knowledge of the Medical Group, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

      6.10 Accounts Receivable; Accounts Payable.

            (a) Except as set forth on Schedule 6.10, all of the accounts receivable owing to the Medical Group in connection with the Medical Business as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of the Medical Business, the amounts of which are actually due and owing, and as of the date hereof, to the best knowledge of the Medical Group, there are no claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 6.10, as of the date hereof, there is (i) no account debtor or note debtor of the Medical Business delinquent in its payment by more than 60 days, (ii) no account debtor or note debtor of the Medical Business who or which has refused to pay its obligations for any reason or is the subject of a bankruptcy proceeding and (iii) no account receivable or note receivable of the Medical Business pledged to any third party.

            (b) All accounts payable and notes payable by the Medical Business to third parties arose in the ordinary course of business and, except as set forth in Schedule 6.10, there is no account payable or note payable past due or delinquent in its payment.

      6.11 Labor Relations; Employees. Schedule 6.11 contains a true and complete list of the persons employed by the Medical Group as of the date hereof (the "Employees"). Except as set forth on Schedule 6.11, (a) the Medical Group and the Medical Business are not delinquent in payments to any of the Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof or amounts required to be reimbursed to the Employees; (b) upon termination of the employment of any of the Employees, neither the Medical Group, the Medical Business nor the Management Company will by reason of anything done prior to the date hereof, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to Section 4980B of the Code or to any of the Employees for severance pay or any other payments; (c) there is no unfair labor practice complaint against the Medical Group or in connection with the Medical Business pending before the National Labor Relations Board or any comparable state, local or foreign agency; (d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Medical Group, threatened against or involving the Medical Group or Medical Business; (e) there is no collective bargaining agreement covering any of the Employees; and (f) to the best knowledge of the Medical Group, no Employee or consultant is in violation of any (i) employment agreement, arrangement or policy between such person and any previous employer (private or governmental) or (ii) agreement restricting or prohibiting the use of any information or materials used or being used by such person in connection with such person's employment by or association with the Medical Group or the Medical Business.

      6.12 Employee Benefit Plans.

            (a) Schedule 6.12 identifies each `employee benefit plan', as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or oral plans, programs, policies or agreements involving direct or indirect compensation (including any employment agreements entered into between the Medical Group or the Medical Business and any Employee or former employee of the Medical Group or in connection with the Medical Business, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained or entered into by the Medical Group or in connection with the Medical Business for the benefit of any Employee or former employee of the Medical Group or in connection with the Medical Business under which the Medical Group, any affiliate thereof or the Medical Business has any present or future obligation or liability (the "Employee Plans"). The Medical Group has provided the Management Company with true and complete age, salary, service and related data for Employees of the Medical Group and in connection with the Medical Business.

            (b) Schedule 6.12 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits currently maintained by the Medical Group or in connection with the Medical Business.

      6.13 Insurance. Schedule 6.13 contains a list of all policies of professional liability (medical malpractice), general liability, theft, fidelity, fire, product liability, errors and omissions, health and other property and casualty forms of insurance held by the Medical Group covering the assets, properties or operations of the Medical Group and the Medical Business (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such policies of insurance are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are currently paid. Neither the Medical Group nor its predecessor in interest has, during the last five fiscal years, been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Medical Group or the Medical Business.

      6.14 Real Property. Schedule 6.14 sets forth an accurate and complete legal description of the entire right, title and interest of the Medical Group in and to all real property, together with all buildings, facilities, fixtures and improvements located on such real property, owned or leased by the Medical Group (the "Real Property"), together with an accurate description of the title insurance policy or other evidence of title issued with respect thereto, the most current survey of such real property and a description of the use thereof. Other than the Real Property, the Medical Group has no other interest (leasehold or otherwise) in real property used, held for use or intended to be used in the Medical Business. The Medical Group has a valid leasehold interest in all Real Property leased by the Medical Group.

      6.15 Burdensome Restrictions. Except as set forth on Schedule 6.15, neither the Medical Group nor the Medical Business is bound by any oral or written agreement or contract which by its terms prohibits it from conducting the Medical Group or the Medical Business (or any material part thereof).

      6.16 Disclosure. Neither the Medical Group Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Management Company by or on behalf of the Medical Group in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on Schedule 6.16, there have been no events or transactions, or information which has come to the attention of the Medical Group, which, as they relate directly to the Medical Group or the Medical Business, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Medical Group and the Medical Business.

      SECTION 7. Representations and Warranties of the Management Company. The Management Company represents and warrants to the Medical Group, as of the date hereof, as follows:

      7.1 Organization, Good Standing and Power. The Management Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to execute and deliver this Agreement, the Asset Purchase Agreements, the Restricted Stock Agreement, the Medical Equipment Master Lease, the Assignment of Lease, the Office Sublease, and the Stockholder Non-Competition Agreement (collectively, the "Management Company Transaction Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

      7.2 Authority. The execution, delivery and performance of the Management Company Transaction Documents, and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Management Company. The Management Company Transaction Documents to which it is a party have been duly and validly executed and delivered by the Management Company, and such Management Company Transaction Documents are valid and binding obligations of the Management Company, enforceable in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of the Management Company Transaction Documents, nor the consummation by the Management Company of the transactions contemplated thereby, nor compliance by the Management Company with any provision thereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-laws of the Management Company, (b) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Management Company is a party or by which it or any of its properties or assets is or may be bound or (c) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Management Company or any of its properties or assets.

      7.3 Issuance of Common Stock. The Management Company has taken all action necessary or appropriate to duly authorize the creation, issuance and sale of the common stock to be issued hereunder. Such shares of common stock, when issued, sold and delivered, as provided for herein and in the Restricted Stock Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership of the shares. The issuance of such shares of common stock will not violate any preemptive or similar right of any person.

      7.4 Issued and Outstanding Stock. Set forth in Schedule 7.4 is an accurate and complete list of the number and class of issued and outstanding shares of stock of the Management Company. Each of the outstanding shares of capital stock has been duly and validly authorized and issued, is fully paid and non-assessable.

      7.5 Permits, Authorizations, Consents, Approvals, Notifications, and Filings. Except as provided in Schedule 7.5, to the best of the Management Company's knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Management Company of this Agreement or the consummation by the Management Company of the transactions contemplated hereby.

      7.6 Financial Information. Schedule 7.6 contains (a) the unaudited statements of assets, liabilities and stockholders' equity of the Management Business as at the date set forth therein (the "Management Company Balance Sheet"; and the date thereof being referred to as the "Management Company Balance Sheet Date"), and the related unaudited statements of revenue and expenses for the periods then ended (including the notes thereto and other financial information included therein) (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements (i) were prepared in accordance with the books and records of the Management Business, (ii) fairly present the financial position of the Management Business as of the dates thereof, and (iii) are true, correct and complete in all material respects as of the date thereof.

      7.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 7.7, as of the Management Company Balance Sheet Date, (a) the Management Business did not have any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Management Company Balance Sheet, (b) all liability reserves established by the Management Business on the Management Company Balance Sheet were adequate and (c) there were no loss contingencies (as such term is used in

Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for or disclosed on the Management Company Balance Sheet.

      7.8 Absence of Changes. Except as set forth on Schedule 7.8, since the Management Company Balance Sheet Date, the Management Business has been operated in the ordinary course and consistent with past practice and there has not been:

            (a) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Management Business;

            (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Management Business;

            (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Management Business other than such items created or incurred in the ordinary course of the Management Business and consistent with past practice;

            (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Management Business outside the ordinary course of the Management Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

            (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Management Business except in the ordinary course of the Management Business and consistent with past practice;

            (f) any write-off as uncollectible of any accounts receivable in connection with the Management Business or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

            (g) except for all normal contractual adjustments from third party payors, any account receivable in connection with the Management Business in an amount greater than $10,000 which (i) has become delinquent in its payment by more than 90 days, (ii) has had asserted against it any claim, refusal to pay or right of set-off, (iii) an account debtor has refused to pay for any reason or with respect to which the Management Business, such account debtor has become insolvent or bankrupt or (iv) has been pledged to any third party;

            (h) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Management Business;

            (i) any general uniform increase in the compensation of employees of the Management Company or the Management Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Management Company or the Management Business;

            (j) any change in the accounting methods or practices followed in connection with the Management Business or any change in depreciation or amortization policies or rates theretofore adopted;

            (k) any termination of employment of any key employee of the Management Company or the Management Business listed on Annex B (each, a "Management Company Key Employee"), or any expression of intention by any Key Employee of the Management Company or the Management Business to terminate such employment with the Management Company or the Management Business;

            (l) any agreement or commitment relating to the sale of any material fixed assets of the Management Business;

            (m) any other transaction relating to the Management Business other than in the ordinary course of the Management Business and consistent with past practice; or

            (n) any agreement or understanding, whether in writing or otherwise, for the Management Business to take any of the actions specified in items
      (a) through (m) above.

      7.9 Tax Matters.


            (a) Except as set forth on Schedule 7.9, (i) all Taxes relating to the Management Business required to be paid through the date hereof have been paid and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed in connection with the Management Business prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of the Management Company prior to the date hereof (collectively, "Management Company Returns") have been duly filed; (ii) as of the time of filing, the Management Company Returns correctly reflected in all material respects (and, as to any Management Company Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Management Business and any other information required to be shown therein; (iii) all Taxes relating to the operations of the Management Business that have been shown as due and payable on the Management Company Returns have been timely paid and filed or adequate provisions made to the books and records of the Management Business; (iv) in connection with the Management Business (A) the Management Company has made provision on the Management Company Balance Sheet for all Taxes payable for any periods that end on or before the Management Company Balance Sheet Date for which no Management Company Returns have yet been filed and for any periods that begin on or before the Management Company Balance Sheet Date and end after the Management Company Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Management Company Balance Sheet Date and (B) provision has been made for all Taxes payable for any periods that end on or before the date hereof for which no Management Company Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (v) no tax liens have been filed with respect to any of the assets of the Management Business, and there are no pending tax audits of any Management Company Returns relating to the Management Business; and
      (vi) no deficiency or addition to Taxes, interest or penalties for any Taxes relating to the operation of the Management Business has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Management Company or any previous operator of the Management Business was a member for which the Management Company could be liable).

            (b) The Management Company is not a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Code.

      7.10 Litigation, Etc. Except as set forth on Schedule 7.10, there are no

(a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Management Company, threatened against the Management Company or in connection with the Management Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Management Company its assets or affecting the Management Business.

      7.11 Compliance; Governmental Authorizations. The Management Company and the Management Business have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Management Company has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Management Business, the lack of which would have a material adverse effect on the Management Company's ability to operate the Management Business after the date hereof on substantially the same basis as presently operated, and such licenses and permits are in full force and effect. To the best knowledge of the Management Company, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

      7.12 Accounts and Notes Payable. All accounts payable and notes payable by the Management Company to third parties arose in the ordinary course of business, and there is no account payable or note payable which is delinquent.

      7.13 Employees. The Management Company is not delinquent in payments to any of the Management Company employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof.

      7.14 Employee Benefit Plans. The Management Company is not delinquent in its payments or otherwise in default under any `employee benefit plan', as defined in Section 3(3) of ERISA, or under any other written or oral plans, programs, policies or agreements involving direct or indirect compensation, including any employment agreements entered into between the Management Company and any Management Company employee or former employee in connection with the Management Business.

      7.15 Insurance. The Management Company has obtained such policies of insurance as are usual and customary for businesses of the type conducted by the Management Company. All such policies of insurance are valid and enforceable policies, and all premiums with respect thereto are currently paid. The Management Company has not been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Management Company or the Management Business.


      7.16 Real Property. The Management Company has a valid leasehold interest in all Management Company real property leased by the Management Company.

      7.17 Burdensome Restrictions. Neither the Management Company nor the Management Business is bound by any oral or written agreement or contract which by its terms prohibits it from conducting the Management Company or the Management Business (or any material part thereof).

      7.18 Disclosure. Neither the Management Company Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Medical Group by or on behalf of the Management Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on Schedule 7.18, there have been no events or transactions, or information which has come to the attention of the Management Company, which, as they relate directly to the Management Company or the Management Business, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Management Company and the Management Business.

      SECTION 8. Operations Committee.

      8.1 Formation and Operation of the Operations Committee. The Management Company and the Medical Group shall establish an Operations Committee responsible for directing the Management Company in connection with the development of certain specific management and administrative policies for the overall operation of the Medical Group. The Operations Committee shall consist of four (4) members. The Medical Group shall designate two (2) members of the Operations Committee, each of whom shall be a physician in the Medical Group, and the Management Company shall designate two (2) members of the Operations Committee. The Medical Group hereby designates James C. Esch, M.D. and James A. Helgager, M.D. to serve on the Operations Committee commencing as of the date of this Agreement. The business of the Operations Committee shall be conducted in accordance with the policies and procedures described in Section 8.4 hereof.

      8.2 Authoritative Functions of the Operations Committee. The Operations Committee shall perform the following functions, and the decisions of the Operations Committee with respect to such functions shall be binding on the Management Company and the Medical Group:

            (a)   Approve the annual budgets for:

                  (i)   Billings and Collections


                  (ii)  Medical Group Costs

                  (iii) Management Company Operating Costs (which, in the
                        absence of approval by the Operations Committee, shall be increased by one percent (1.0%) over the total amount approved for the preceding period)

            (b) Approve costs and expenses that exceed the Management Company Operating Costs Budget.

            (c) Establish parameters and criteria with respect to the establishment and maintenance of relationships with institutional providers and payors and managed care contracts (except with respect to the establishment of professional fees).

            (d)   Establish parameters and criteria with respect to:

                  (i)   Billings

                  (ii)  Claims submission

                  (iii) Collections of fees

                  (iv)  Delinquent account collection policies

                  (v) Turnover of delinquent accounts to outside collection agencies

                  (vi)  Write-offs of account balances

                  (vii) Claim review requests

                  (viii) "Insurance only" and other courtesy write-off policies

                  (ix)  Lien account collection policies

                  (x)   Student Athlete account policies

            (e) Approve the acquisition, replacement, relocation, or other disposition of Medical Equipment and FF&E, approve the integration of new technologies into the professional practice of the Medical Group as contemplated by Section 3.11 hereof, and approve the renovation and expansion of any offices of the Medical Group ("Tenant Improvements"); provided, however, that the approval of the Management Company also shall be required prior to (i) the acquisition of any Medical Equipment or FF&E (including any Medical Equipment or FF&E relating to the integration of new technologies into the professional practice of the Medical Group) if and to the extent that the aggregate cost of such items in any calendar year exceeds five percent (5%) of the Management Fee for such year, (ii) the undertaking of any Tenant Improvements relating to patient care facilities that cost more than $10,000 in the aggregate at any one of the Medical Group's office locations in any calendar year, or (iii) the undertaking of any other Tenant Improvements.

            (f) Establish parameters and criteria for off-site storage of files and records of the Medical Group.

            (g) Approve any change in the insurance carrier that provides professional liability coverage to the Medical Group.

            (h)   Approve all New Physician Start-Up Costs in accordance with
                  Section 5.7 hereof.

      8.3 Advisory Functions of the Operations Committee. The Operations Committee shall review, evaluate and make recommendations to the Medical Group and the Management Company with respect to the following matters:

            (a) Identification of physician subspecialties required for the efficient operation of the Medical Group; advice regarding all Medical Personnel employment and recruitment contracts to be utilized by the Medical Group.

            (b) Development of long-term strategic planning objectives for the Medical Group.

            (c) Public relations, advertising, and other marketing of Medical Group services, including design of exterior signs.

            (d) The establishment of fees for professional services and ancillary services rendered by the Medical Group.

            (e)   Access and quality issues pertaining to ancillary services.

            (f) Insurance limits and insurance coverage of the Medical Group and the Management Company, as such coverage may relate to Medical Group operations and activities.

            (g) Any matters arising in connection with the operations of the Medical Group that are not specifically addressed in this Agreement and as to which the Management Company or the Medical Group requests consideration by the Operations Committee.

The recommendations of the Operations Committee with respect to the matters described in this Section 8.3 are intended for the advice and guidance of the Management Company and the Medical Group, and except as provided herein, the Operations Committee does not have the power to bind the Management Company or the Medical Group. Where discretion with respect to any matters is vested in the Management Company or the Medical Group under the terms of this Agreement, the Management Company or the Medical Group, as the case may be, shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendation of the Operations Committee. The Management Company and the Medical Group shall, however, take such recommendations of the Operations Committee into account in good faith in the exercise of such discretion.

      8.4 Committee Policies and Procedures.

            (a) The Medical Group shall designate one of its members to act as Chairman of the Committee, and the Management Company shall designate one of its members to act as Vice Chairman. Each party may substitute or change its designated Operations Committee members at any time upon notice to the other party, and any Operations Committee member may designate his or her own substitute at any meeting without notice. Each member shall have one vote and shall have the right to grant his or her proxy to another member of the Operations Committee. The Chairman, if present, shall preside at all meetings of the Operations Committee. In the absence of the designated Chairman, the Vice Chairman shall preside. The only powers of the Chairman and the Vice Chairman that differ from those of the other members of the Operations Committee shall be to call and preside over meetings in accordance with this Section 8.4.

            (b) The Operations Committee may hold meetings without call or formal notice at such times and places as a quorum of its members may from time to time determine. A meeting of the Operations Committee also may be called by at least two (2) members of the Operations Committee or by the Chairman or Vice Chairman thereof upon at least three (3) days' written notice to the other members of the Operations Committee. Such notice requirement shall be deemed waived with respect to any member of the Operations Committee who attends such meeting. Meetings may be held in person or by telephone. The Operations Committee also may act by written consent as provided in Section 8.4(c). Minutes shall be kept of all formal actions taken by the Operations Committee.

            (c) No action of the Operations Committee shall be effective unless authorized by the vote of the four (4) members of the Operations Committee present or represented by proxy at the applicable meeting. A quorum of the Operations Committee shall be the four (4) members, in person, by telephone, or by proxy, and a quorum must remain for the duration of the meeting. The Operations Committee may establish such procedures to act by written consent, without a meeting, as the Operations Committee determines are advisable, provided that all four (4) members (in person or by proxy) must sign any written consent.

      SECTION 9. Obligations of the Medical Group. The Medical Group shall perform the following obligations during the Term:

      9.1 Compliance with Laws. The Medical Group shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations to which they are subject. The Medical Group shall verify, with the assistance of the Management Company, that each physician and other Medical Personnel associated with the Medical Group for the purpose of providing medical care to patients of the Medical Group is licensed by the State of California. The Medical Group shall monitor the quality of medical care practiced by physicians and other health care personnel associated with the Medical Group. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician by any payor, patient, state or federal regulatory agency or any other person or entity, the Medical Group shall immediately inform the Management Company of such action and its underlying facts and circumstances.

      9.2 Use of Facility. The Medical Group shall use and occupy any Facility (as defined below) exclusively for the practice of medicine, and shall comply with all applicable federal, state and local rules, ordinances and standards of medical care. The medical practice or practices conducted at any Facility described in clause (i) of the definition of the term "Facility" shall be conducted solely by Medical Personnel associated with the Medical Group, and no other physician or medical practitioner shall be permitted to use or occupy any Facility described in clause (i) below without the prior written consent of the Management Company, which consent shall not be unreasonably withheld or delayed. The term "Facility" shall mean (i) any medical facility or laboratory controlled, managed or operated by the Management Company or (ii) any hospital at which any Medical Personnel practices medicine or maintains admitting privileges.

      9.3 Choice of Braces, Splints, Appliances, Medical Supplies, and Allografts. The Medical Group shall have the exclusive control over the choice of vendors and products utilized with respect to all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, medical supplies and allografts.

      9.4 Choice of Radiologists, Anesthesiologists, Hospitals, Physical Therapy, MRI, and Other Medical Professionals and Facilities. The Medical Group shall have exclusive control over the choice of specific physicians and facilities to be utilized by the Medical Group with respect to radiology, anesthesiology, hospitals, physical therapy, MRI, and other medical professionals and facilities; provided, however, that the foregoing shall not limit the provisions of Section 3.4(b) hereof.

      9.5 Insurability. The Medical Group shall cooperate with the Management Company in (i) ensuring that its Medical Personnel are insurable or (ii) instituting proceedings to terminate within two business days any Medical Personnel who is not insurable or who loses his or her insurance eligibility. The Medical Group shall notify the Management Company in writing of any change in the insurance status of any Medical Personnel within two days after the Medical Group receives notice of any such change. The Medical Group shall require all Medical Personnel to participate in an on-going risk management program.

      9.6 Medicare. The Medical Group shall cause all physicians to be participating providers and accept assignment under Medicare.

      9.7 Billing. The Medical Group's Medical Personnel shall be responsible for providing the appropriate current CPT4 coding with respect to the fee tickets prepared by such Medical Personnel.

      9.8 Medical Personnel Hiring. The Medical Group shall have the ultimate control over and responsibility for the hiring, compensation, supervision, evaluation and termination of its Medical Personnel; provided, however, that at the request of the Medical Group, the Management Company shall consult with the Medical Group regarding such matters.

      9.9 Continuing Education. The Medical Group and its Medical Personnel shall be solely responsible for ongoing membership in professional associations and continuing professional education. The Medical Group shall ensure that its Medical Personnel participate in such continuing professional education as is necessary for such physician or professional to remain current in his or her field of medical practice.


      9.10 Sales of Stock. The Eligible Parties shall give to Naresh Nagpal, M.D. and any venture capital firm providing funds to the Management Company the right to participate on a pro rata basis (based on the number of shares, whether preferred or common, calculated on an as-converted basis, held by Naresh Nagpal, M.D. and any such venture capital firm and by any other shareholders who hold the same rights that are conferred by this Section 9.10, including members of other physician groups) in any proposed sale of more than fifty percent (50%) of the stock in the Management Company held by the Eligible Parties to any unaffiliated third party or parties, and the Medical Group shall require the Eligible Parties to comply with the obligations set forth in this Section 9.10; provided, however, that the obligations under this Section 9.10 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

      SECTION 10. Certain Covenants.

      10.1 Change of Control. During the Term of this Agreement, the Medical Group shall not enter into any single transaction (or group of related transactions undertaken pursuant to a common plan) involving the admission of new shareholders, transfer of stock in the Medical Group, or reorganization or restructuring of the Medical Group if in any such case the effect would be to transfer a majority of the ownership interest in the Medical Group, without the prior written consent of the Management Company, which consent shall not be unreasonably withheld or delayed.

      10.2 Legend on Securities. During the Term of this Agreement, any certificate or similar evidence representing an equity interest in the Medical Group issued by the Medical Group shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE MANAGEMENT SERVICES AGREEMENT EFFECTIVE AS OF APRIL 1, 1997, BETWEEN TRI-CITY ORTHOPAEDIC SURGERY MEDICAL GROUP, INC., A CALIFORNIA PROFESSIONAL CORPORATION, BONE, MUSCLE AND JOINT, INC., A DELAWARE CORPORATION, AND THE INDEMNIFYING PERSONS (AS DEFINED THEREIN)."

The Management Company acknowledges that there is no certificate or other similar evidence representing equity interests in the Medical Group as of the date hereof. Nothing herein shall be construed as requiring the Medical Group to issue any certificate or other evidence representing an equity interest in the Medical Group (other than the Medical Group Governance Documents, or any replacement thereof, as amended from time to time).


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



      SECTION 11. Records.

      11.1 Medical Records. Upon termination of this Agreement, the Medical Group shall retain all patient medical records maintained by the Medical Group or the Management Company in the name of the Medical Group.

      11.2 Management Business Records. All books and records relating in any way to the operation of the Management Business which are not patient medical records shall at all times be the property of the Management Company. The Medical Group shall, upon its written request, be entitled to copies of any such records relating to the Management Services performed by the Management Company.

      11.3 Access to Records Following Termination.

            (a) Following the termination of this Agreement, the Medical Group shall grant (to the extent permitted by law) to the Management Company, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, reasonable access (which shall include making photocopies) to the patient medical records described in Section 11.1 hereof and any other pertinent information regarding the Medical Group during the Term. Prior to accessing such patient medical records, the Management Company shall obtain any required patient authorization.

            (b) Following the termination of this Agreement, the Management Company shall provide to the Medical Group, promptly upon the Medical Group's written request, photocopies of the Management Business records described in Section 11.2 hereof, and shall grant to the Medical Group, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, any other pertinent information regarding the Management Company during the Term.

      SECTION 12. Insurance and Indemnity.

      12.1 Professional Liability Insurance. During the Term, the Management Company shall, to the extent permitted by applicable law, and subject to approval by the Operations Committee if required by Section 8.2(g) hereof, procure and maintain for the benefit of itself and the Medical Group comprehensive professional liability insurance providing for (a) general liability coverage and (b) medical malpractice coverage with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 covering the Medical Group and each of the Medical Personnel of the Medical Group (or such higher amounts as may be necessary to comply with any regulatory requirement and/or contractual requirement to which such Medical Personnel or the Medical Group may be subject), including coverage for claims made after the Commencement Date relating to events or occurrences at any time prior thereto. The parties hereto acknowledge that the Management Company is procuring the malpractice insurance referenced herein to ensure that the Management Company has protection in the event it is sued as a result of an act or omission of an employee of the Medical Group. The Management Company shall pay the premiums for such general and medical malpractice liability coverage, and the Management Company shall be designated as a co-beneficiary under such insurance policies.

      12.2 Life Insurance. The Management Company shall obtain a $500,000 life insurance policy for each duly licensed physician shareholder in the Medical Group. The Management Company shall be designated as the beneficiary under such policies. The premiums for such policies shall be paid by the Management Company and shall not be included as Management Company Operating Costs or otherwise charged to the Medical Group.

      12.3 Indemnification by Medical Group. The Medical Group shall indemnify, hold harmless and defend the Management Company, its officers, directors, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Medical Group Services, including without limitation the performance of such services prior to the Commencement Date, (ii) any other acts or omissions of the Medical Group and its Medical Personnel, including without limitation any such acts or omissions that occurred prior to the Commencement Date, or (iii) any breach of or failure to perform any obligation under this Agreement or the Transaction Documents by the Medical

Group and/or the Medical Personnel and/or their respective agents and/or subcontractors (other than the Management Company) during the Term.

      12.4 Indemnification by Certain Individuals. Each of the Medical Personnel who are currently or hereinafter become shareholders in the Medical Group (each, an "Indemnifying Person") shall, on a several basis, indemnify, hold harmless and defend the Management Company, its officers, directors, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of medical services by the Indemnifying Person, (ii) any other acts or omissions by the Indemnifying Person, or (iii) any breach or failure to perform any obligation under this Agreement or the Transaction Documents by the

Indemnifying Person and/or his or her agents during the Term. Each new shareholder in the Medical Group shall execute a written statement agreeing to be bound by this Section 12.4.

      12.5 Indemnification by Management Company. The Management Company shall indemnify, hold harmless and defend the Medical Group, its officers, directors, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Management Services, (ii) any other acts or omissions of the Management Company and its employees or (iii) any breach of or failure to perform any obligation under this Agreement or the Transaction Documents by the Management Company and/or its employees and/or their respective agents and/or subcontractors (other than the Medical Group) during the Term.

      SECTION 13. Termination.

      13.1 Termination by Medical Group. The Medical Group may terminate this Agreement effective immediately by giving written notice of termination to the Management Company (a) in the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Management Company or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the Management Company, except for the filing of a petition in involuntary bankruptcy against the Management Company which is dismissed within ninety (90) days thereafter (a "Bankruptcy Event"), (b) in the event the Management Company shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Management Company shall not have taken reasonable action commencing curing of such default within thirty (30) days after written notice thereof has been given to the Management Company by the Medical Group or the Management Company does not thereafter diligently prosecute such action to completion, (c) in the event that any of the representations and warranties made by the Management Company in
Section 7 is untrue or misleading in any material respect, provided that the Medical Group shall have previously given written notice to the Management Company describing in reasonable detail the nature of the item in question and the Management Company shall not have cured such matter within thirty (30) days of such notice, (d) in the event that the sale of shares of the Management Company pursuant to its IPO is not consummated within forty-eight (48) months after the Commencement Date, (e) at any time during the month of April 1998, if by April 1, 1998, the commencement date of Phase II (as hereinafter defined) has not occurred, or at any time after April 30, 1998, so long as the commencement date of Phase II has not yet occurred; (f) if Naresh Nagpal, M.D. ceases to be and act on a full-time basis as the President and CEO of the Management Company prior to the commencement date of Phase II, provided that the Medical Group gives notice of termination within ninety (90) days after the Medical Group's receipt of written notice from the Management Company that Dr. Nagpal has ceased to be or act on a full-time basis as the President and CEO of the Management Company; or (g) in the event of the Management Company's breach of Section 16.8 hereof pertaining to the initial public offering of the Management Company's common stock.

      13.2 Termination by Management Company. The Management Company may terminate this Agreement effective immediately by giving written notice of termination to the Medical Group (a) in the event of a Bankruptcy Event relating to the Medical Group, (b) in the event the Medical Group shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Medical Group shall not have taken reasonable action commencing curing of such default within thirty (30) days after written notice thereof has been given to the Medical Group by the Management Company or the Medical Group does not thereafter diligently prosecute such action to completion, (c) in the event that any of the representations and warranties made by the Medical Group in Section 6 is untrue or misleading in any material respect, provided that the Management Company shall have previously given written notice to the Medical Group describing in reasonable detail the nature of the item in question and the Medical Group shall not have cured such matter within thirty (30) days of such notice, or (d) in the event the Medical Group is excluded from the Medicaid or Medicare program for any reason.

      13.3 Termination by Medical Group or Management Company. The Medical Group and the Management Company shall each have the right to terminate this Agreement effective immediately by giving written notice of termination to the other party pursuant to Section 27 of this Agreement.

      13.4 Effect of Termination. Upon the termination of this Agreement in accordance with the terms hereof, neither party hereto shall have any further obligation or liability to the other party hereunder, except as provided in
Section 5.3(b), Section 13.5, and Section 26 hereof, and except to pay in full and satisfy any and all outstanding obligations of the parties accruing through the effective date of termination. In order to accomplish the foregoing, the Annual Medical Group Compensation Amount described in Section 5.3(b) shall be calculated on or before the end of the fourth month following the termination date, rather than on or before April 30 as specified in Section 5.3(b), and the computation made under such section shall be made with respect to the portion of the year ending on the termination date (if the termination date is other than December 31). In making such computation, all Collections during January, February, and March of such year shall be excluded, and all Collections during the three-month period following termination shall be included. Additionally, any payment required under the terms of Section 5.3(b)(ii) shall be made within fifteen (15) days after the date by which the foregoing calculation is to be made, rather than on May 15. Any Collections received by the Management Company at any time after the three-month period following termination shall be delivered by the Management Company to the Medical Group and shall belong solely to the Medical Group.

      13.5 Repurchase of Assets. Promptly following termination of this Agreement for any reason, the Management Company shall sell, transfer, convey, and assign to the Medical Group, and the Medical Group shall purchase, assume, and accept from the Management Company, at such price and upon such terms as may be agreed upon by the parties -- or, if the parties are unable to agree, at fair market value, determined in the manner set forth below -- all of the following items which are used in connection with the professional practice and related activities of the Medical Group and which, in the case of items (a), (b), (c) and (d), are physically located in any of the offices of the Medical Group, subject to any required consent from any third party having an interest therein:

            (a)   the Medical Equipment owned by the Management Company;

            (b) the furniture, furnishings, trade fixtures, and office equipment owned by the Management Company;

            (c) the Management Company's rights and interests in any equipment leased by the Management Company, subject to the Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement;

            (d)   the supplies owned by the Management Company;

            (e) the Management Company's rights and interests under all of the Office Leases, subject to the Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement; and

            (f) the deposits of the Management Company relating to the Medical Group.

Fair market value of the above described assets shall be determined by an independent appraiser mutually agreed upon by the Medical Group and the Management Company; provided, however, that if the Medical Group and the Management Company are unable to agree upon such an appraiser, each of the parties shall select an appraiser and the two appraisers thus selected shall select a third appraiser. All of the appraisers shall appraise the assets, and for purposes of determining the purchase price, the highest and lowest appraisals shall be disregarded, and the remaining appraisal shall be used.

      13.6 Phase II. For purposes of this Agreement, the commencement date of "Phase II" means the earlier of the following:

            (a) the date on which the Management Company files a Preliminary Prospectus for the initial public offering of its stock with the Securities and Exchange Commission; or

            (b) the first day of the month next following the first period of twelve (12) consecutive calendar months for which Aggregate Group Collections ("AGC") equals or exceeds Sixty-Five Million Dollars ($65,000,000), where AGC means the sum of the following:

                  (i) the Collections of the Medical Group; provided, however, that with respect to any physician who joins the Medical Group after the Commencement Date and before the end of the third month of the above-described twelve-month period, the collections attributable to such physician for purposes of this computation shall be computed by determining the amount of such collections commencing on the first day of the fourth month after the physician begins performing professional services for or with the Medical Group and ending on the last day of the above-described twelve (12) month period, and then annualizing the amount thus determined; plus

                  (ii) the aggregate amount of the total actual collections of all other medical groups which have entered into management services agreements ("MSAs") with the Management Company (including any such agreement that is to become operational upon the consummation of the Management Company's IPO); provided, however, that with respect to any physician who joins any such medical group during the first three months of the above-described twelve-month period, the collections attributable to such physician for purposes of this computation shall be computed by determining the amount of such collections commencing on the first day of the fourth month after the physician begins performing professional services for or with such medical group and ending on the last day of the above-described twelve-month period, and then annualizing the amount thus determined; provided, further, that in the event any MSA between the Management Company and a medical group provides for a management fee that is other than ten percent (10.0%) of gross collections, then the amount of collections attributable to such medical group for purposes of this computation shall be adjusted by multiplying the actual amount of collections by a fraction, the numerator of which is equal to such management fee percentage figure and the denominator of which is ten (10). For example, if the MSA for another medical group provides for a management fee of five percent (5.0%) of the medical group's collections, then the actual amount of such collections shall be adjusted by multiplying such actual amount by 5/10, or 1/2. For purposes of this computation, any portion of the management fee payable in respect of Professional Practice Cost Savings (as described in Schedule VI) or similar formulations applicable to any other medical group shall be ignored.

      SECTION 14. Non-Disclosure of Confidential Information.

      14.1 Non-Disclosure. Neither the Management Company nor the Medical Group, nor their respective employees, stockholders, consultants or agents shall, at any time after the execution and delivery hereof, directly or indirectly disclose any Confidential or Proprietary Information relating to the other party hereto to any person, firm, corporation, association or other entity, nor shall either party, or their respective employees, stockholders, consultants or agents make use of any of such Confidential or Proprietary Information for its or their own purposes or for the benefit of any person, firm, corporation or other entity except the parties hereto or any subsidiary or affiliate thereof. The foregoing obligation shall not apply to any information which a party hereto can establish to have (a) become publicly known without breach of this Agreement by it or them, (b) to have been given to such party by a third party who is not obligated to maintain the confidentiality of such information, or (c) is disclosed to a third party with the prior written consent of the other party hereto.

      14.2 Confidential or Proprietary Information. The term "Confidential or Proprietary Information" means all information known to a party hereto, or to any of its employees, stockholders, officers, directors or consultants, which relates to the Transaction Documents, patient medical and billing records, trade secrets, books and records, supplies, pricing and cost information, marketing plans, strategies and forecasts. Nothing contained herein shall prevent a party hereto from furnishing Confidential or Proprietary Information pursuant to a direct order of a court of competent jurisdiction.

      SECTION 15. Non-Competition. In consideration of the premises contained herein and the consideration to be received hereunder, and in consideration of and as an inducement to the Management Company to consummate the transactions contemplated hereby, the Medical Group hereby (a) agrees to the Non-Competition provisions attached hereto as Schedule VIII, (b) agrees to require each of the Eligible Parties to execute the Stockholder Non-Competition Agreement executed by the Medical Group and the Management Company concurrently herewith (the "Stockholder Non-Competition Agreement"), and (c) agrees to require each person who after the date hereof becomes entitled to receive shares (or options to receive shares) in the Management Company in connection with his or her performance of services for the Medical Group, to execute an agreement substantially identical to the Stockholder Non-Competition Agreement.

      SECTION 16. Obligations of the Management Company.

      16.1 No Practice of Medicine. The Medical Group and the Management Company acknowledge that certain federal and state statutes severely restrict or prohibit the Management Company from providing medical services. Accordingly, during the Term, the Management

Company shall not provide or otherwise engage in services or activities which constitute the practice of medicine, as defined in applicable state or federal law, except in compliance therewith.

      16.2 No Interference with Professional Judgment. Without in any way limiting Section 16.1 hereof, during the Term, the Management Company shall not interfere with the exercise of professional judgment by any physician or other licensed health care professional who is a shareholder, employee, or contractor of the Medical Group, nor shall the Management Company interfere with, control, direct, or supervise any physician or other licensed health care professional in connection with the provision of professional medical services. The foregoing shall not preclude the Management Company from assisting in the development of professional protocols and monitoring compliance with policies and procedures that have been instituted in accordance with this Agreement.

      16.3 Compensation Committee. The Management Company shall establish a compensation committee (the "Compensation Committee") which is comprised of members of the Board of Directors of the Management Company who are not employees of the Management Company, and the compensation payable to the five
(5) most highly compensated management employees of the Management Company shall be subject to the approval of the Compensation Committee; provided, however, that the obligations under this Section 16.3 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

      16.4 Budgets. The Board of Directors of the Management Company shall establish budgets for the expenses of the Management Company, and the approval of the Board of Directors shall be required in connection with any expenses in excess of any such approved budget; provided, however, that the obligations under this Section 16.4 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

      16.5 Contracts with Venture Capital Firms. The Management Company shall not enter into any consulting agreement or other contract or arrangement with any venture capital firm (or affiliate thereof) providing financing to the Management Company under which compensation will be payable to any such venture capital firm (or affiliate thereof); provided, however, that the obligations under this Section 16.5 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

      16.6 Stock Held by Certain Individuals or Entities. Naresh Nagpal, M.D. and any venture capital firm providing funds to the Management Company ("Selling Shareholders") shall give to the Eligible Parties the right to participate on a pro rata basis (based on the number of shares, whether preferred or common, calculated on an as-converted basis, held by the Eligible Parties and by any other shareholders who hold the same rights that are conferred by this Section 16.6, including members of other physician groups) in any proposed sale of stock (whether preferred or common) in the Management Company from any of the Selling Shareholders to any unaffiliated third party or parties, and the Management Company shall require the Selling Shareholders to comply with the obligations set forth in this Section 16.6; provided, however, that the obligations under this Section 16.6 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

      16.7 Convertible Preferred Stock. The Management Company shall not sell any common stock or take any other action the effect of which sale or other action would be to give a holder of convertible preferred stock the right to convert any number of shares of convertible preferred stock into a greater number of shares of common stock; provided, however, that the obligations under this Section 16.7 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

      16.8 Initial Public Offering. The Management Company shall not authorize an initial public offering of its common stock for less than Four Dollars ($4.00) per share (appropriately adjusted to reflect any stock dividends, stock splits, or similar transaction). Without waiving or limiting any other right or remedy available to the Medical Group for breach of this covenant by the Management Company, in the event of an initial public offering of the Management

Company's common stock at less than Four Dollars ($4.00) per share, if the Medical Group so elects by written notice to the Management Company, such initial public offering shall not be considered as the initial public offering of the Management Company's common stock for any purpose under this Agreement or any of the other Transaction Documents. The Management Company shall disclose this provision to any potential underwriter in connection with the initial public offering of the Management Company's common stock.

      16.9 Attendance at Board Meetings. The Medical Group shall have the right to appoint one of its shareholders to attend meetings of the Management Company's Board of Directors; provided, however, that such person shall not be a member of the Board of Directors; provided, further, that the obligations under this Section 16.9 shall become null and void upon the consummation of an initial public offering of the Management Company's common stock.

      SECTION 17. Assignment. The Management Company shall have the right to assign its rights and delegate its obligations hereunder to any affiliate and to assign its rights hereunder to any lending institution from which the Management Company or any affiliate obtains financing for security purposes or as collateral. Except as set forth in the preceding sentence, neither the Management Company nor the Medical Group shall have the right to assign its respective rights or delegate its respective obligations hereunder without the prior written consent of the other; provided, however, that after the consummation of an initial public offering of the Management Company's common stock, the Medical Group's consent shall not be required in connection with a sale of all or substantially all of the stock or assets of the Management Company or the merger, consolidation, or reorganization of the Management Company.

      SECTION 18. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

            If to the Management Company:

                  Bone, Muscle and Joint, Inc.
                  4800 North Federal Highway, Suite 104D

                  Boca Raton, Florida  33431
                  Attention:  Naresh Nagpal, M.D., President

            with a copy to:

                  Bone, Muscle and Joint, Inc.
                  15300 Ventura Boulevard, Suite 507
                  Sherman Oaks, California  91403
                  Attention:  Glenn Cozen, Vice President, Western Region

            and to:

                  Saphier and Heller Law Corporation
                  1900 Avenue of the Stars, Suite 1900
                  Los Angeles, California  90067
                  Attention:  Michael D. Saphier, Esq.

            If to the Medical Group:

                  Tri-City Orthopaedic Surgery
                     Medical Group, Inc.
                  3905 Waring Road
                  Oceanside, California  92056
                  Attention:  President


or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following the day on which the piece of mail containing such communication is posted.

      SECTION 19. Benefits of Agreement. This Agreement shall bind and inure to the benefit of any successors to or permitted assigns of the Management Company and of the Medical Group.

      SECTION 20. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any Federal or state court located in the State of California. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the nonexclusive jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any other jurisdiction. The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement.

      SECTION 21. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

      SECTION 22. Entire Agreement; Amendments. This Agreement and the various exhibits hereto and thereto, contain the entire understanding of the parties with respect to its subject matter, and neither this Agreement nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by the Medical Group and the Management Company; provided, however, that in the case of any amendment affecting Section 9.10, Section 12.4, or Section 16.6 hereof, the signatures of all of those persons or entities that have agreed to such provisions as indicated on the signature pages hereof (and, in the case of an amendment to Section 12.4, all of those persons who hereafter sign a written agreement agreeing to be bound by the terms of Section 12.4 hereof) shall also be required in order for such amendment to be effective.

      SECTION 23. Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

      SECTION 24. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 25. Waivers. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      SECTION 26. Survival of Termination. Notwithstanding anything contained herein to the contrary, Sections 3.3(f), 3.6, 11, 12, 13.4, 13.5, 14, 15(a), 18,
19, 20, 23, 25, 27 and this Section 26 shall survive any expiration or termination of this Agreement.

      SECTION 27. Contract Modification for Prospective Legal Events. In the

event any state or Federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Medical Group and the Management Company shall amend this Agreement as necessary to avoid such violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Medical Group and the Management Company. If an amendment is not possible, either party shall have the right to terminate this Agreement. Any dispute between the parties hereto arising under this Section 27 with respect to whether this Agreement violates any state or Federal laws or regulations shall be jointly submitted by the parties and finally settled by binding arbitration in Los Angeles, California, pursuant to the arbitration rules of the National Health Lawyers Association Alternative Dispute Resolution Service. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law set forth in Section 20. Any decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such decision. The decision rendered by the arbitrator shall be non-appealable and enforceable in any court having jurisdiction thereof. The administrative costs of the arbitration and the arbitrator fees shall be equally borne by the parties. Each party shall pay its own legal costs and fees in connection with such arbitration.

                                    *  *  *

      IN WITNESS WHEREOF, the parties have duly executed this Management Services Agreement as of the date first above written.

                                    TRI-CITY ORTHOPAEDIC SURGERY
                                    MEDICAL GROUP, INC.


                                    By: /s/James C. Esch
                                       ---------------------------------------
                                         James C. Esch, M.D., President



                                    BONE, MUSCLE AND JOINT, INC.


                                    By: /s/Naresh Nagpal
                                       ---------------------------------------
                                         Naresh Nagpal, M.D., President
                                         and Chief Executive Officer

ACCEPTED AND AGREED AS TO
SECTION 12.4

INDEMNIFYING PERSONS

/s/NEVILLE ALLEYNE
--------------------------------
NEVILLE ALLEYNE, M.D.

/s/JAMES C. ESCH
--------------------------------
JAMES C. ESCH, M.D.

/s/JAMES A. HELGAGER
--------------------------------
JAMES A. HELGAGER, M.D.

/s/NORMAN KANE
--------------------------------
NORMAN KANE, M.D.

/s/RICHARD K. MUIR
--------------------------------
RICHARD K. MUIR, M.D.

/s/LEONARD R. OZERKIS
--------------------------------
LEONARD R. OZERKIS, M.D.


/s/JACOB SHARP
--------------------------------
JACOB SHARP, M.D.

                            [Signatures Continued]

ACCEPTED AND AGREED
AS TO SECTION 16.6

/s/NARESH NAGPAL
----------------------------------------
NARESH NAGPAL, M.D.


DELPHI VENTURES III, L.P.

By:   DELPHI MANAGEMENT PARTNERS
      III, L.L.C., its General Partner

      By: /s/Donald J. Lothrop
         ------------------------------------
           Donald J. Lothrop, Managing Member


DELPHI BIOINVESTMENTS III, L.P.

By:   DELPHI MANAGEMENT PARTNERS
      III, L.L.C., its General Partner

      By: /s/Donald J. Lothrop
         ------------------------------------
           Donald J. Lothrop, Managing Member


OAK INVESTMENT PARTNERS VI, LIMITED
PARTNERSHIP

By:   OAK ASSOCIATES VI, LIMITED
      PARTNERSHIP, its General Partner

      By: /s/Ann H. Lamont
         ------------------------------------
           Ann H. Lamont, Managing Partner


OAK VI AFFILIATES FUND,

LIMITED PARTNERSHIP

By:   OAK VI AFFILIATES, LLC,
      its General Partner

      By: /s/Ann H. Lamont
         ------------------------------------
           Ann H. Lamont, Managing Member


                             [Signatures Continued]

                AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT

     THIS AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT (the "Amendment") is entered into as of April 1, 1997, by and between TRI-CITY ORTHOPAEDIC SURGERY MEDICAL GROUP, INC., a California professional corporation (the "Medical Group"), and BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Management Company"), with respect to the following facts:

          A. The parties entered into that certain Management Services Agreement, effective as of April 1, 1997 (the "Agreement").

          B. The parties desire to amend the Agreement as set forth below.


     NOW, THEREFORE, the Medical Group and the Management Company hereby agree as follows:

          1. Section 3.7 of the Agreement is amended by changing the heading to read "Administrative Personnel" in lieu of "Personnel".

          2. Section 3.13 (Medical Personnel Recruiting) is deleted from the Agreement, and the following new Section 3.13 is inserted in lieu thereof:

          "3.13 Medical Personnel.

               (a) The Management Company shall, upon request by the Medical Group, assist the Medical Group in recruiting Medical Personnel. "Medical Personnel" means:

                    (i) Physicians (including fellows and residents, if any) providing professional medical services who are employees or independent contractors of the Medical Group; and

                    (ii) Physician assistants, nurse practitioners, and other
                         health care professionals who provide services that are billable to patients or third party payors under the name of such health care professional (as distinguished from services that are billable under the name of the supervising physician).

               (b) With respect to each of the Medical Personnel, the Management Company shall verify educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and federal commissions."

     3. Sections 3.14, 3.15, 3.16, 3.17, and 3.18 of the Agreement are renumbered as Sections 3.15, 3.16, 3.17, 3.18, and 3.19, respectively.

     4. A new Section 3.14 is added to the Agreement to read as follows:

          "3.14 Technical Personnel: Leased Employees.

               (a) Subject to the conditions set forth in this Section 3.14, the Management Company shall employ or contract with, or shall arrange for, and shall provide to the Medical Group as leased employees, such Technical Personnel (as defined below) as may be reasonably necessary for the conduct of the Medical Group's professional practice.

               (b) For purposes of this Agreement, "Technical Personnel" means nurses, medical assistants, x-ray technicians, other technicians, and other personnel who perform diagnostic tests or other services that are covered by Medicare or by other third party payors when performed by an employee of a physician under the physician's supervision.

               (c) The Medical Group shall have the right to exercise, and shall exercise, such supervision and control over the activities of the Technical Personnel as may be necessary for the Technical Personnel to be considered leased employees under the Medicare program and under applicable law. Without limiting the generality of the foregoing, the Medical Group --

                    (i) shall have the right to have any Technical Personnel terminated from employment;

                    (ii) shall furnish the Technical Personnel with the
                         equipment and supplies needed by the Technical Personnel for their work;

                   (iii) shall provide the Technical Personnel with any
                         necessary training;

                    (iv) shall instruct the Technical Personnel regarding their activities performed for the Medical Group;

                    (v) shall establish the hours of work for the Technical Personnel;

                    (vi) shall approve vacation time and other time off from
                         work; and


                    (vii) shall provide that degree of supervision as is
                         required by Medicare and by other third party payors to satisfy applicable conditions for coverage thereunder.

               (d) With respect to each of the Technical Personnel, the Management Company shall verify or arrange for the verification of educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and federal commissions."

     5. Section 13.1 is deleted from the Agreement, and the following new
Section 13.1 is inserted in lieu thereof:

          "13.1 Termination by Medical Group. The Medical Group may terminate this Agreement effective immediately by giving written notice of termination to the Management Company (a) in the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Management Company or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the Management Company, except for the filing of a petition in involuntary bankruptcy against the Management Company which is dismissed within ninety (90) days thereafter (a "Bankruptcy Event"), (b) in the event the Management Company shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Management Company shall not have taken reasonable action commencing curing of such default within thirty (30) days after written notice thereof has been given to the Management Company by the Medical Group or the Management Company does not thereafter diligently prosecute such action to completion, or (c) in the event that any of the representations and warranties made by the Management Company in
          Section 7 is untrue or misleading in any material respect, provided that the Medical Group shall have previously given written notice to the Management Company describing in reasonable detail the nature of the item in question and the Management Company shall not have cured such matter within thirty (30) days of such notice.

     6. Schedule V of the Agreement is amended by adding the following new sentence at the end thereof:

          "Notwithstanding the foregoing, in the event that the common stock of the Management Company has not commenced trading on NASDAQ, the New York Stock Exchange, or other established securities markets within forty-eight (48) months after the date hereof, pursuant to an initial public offering that satisfies the requirements of Section 16.8 of this Agreement, the Applicable Percentage shall be two and one-half percent (2.5%) in lieu of ten percent (10.0%), effective commencing on the fourth anniversary of the date hereof and continuing thereafter during the Term of this Agreement until the common stock of the Management Company commences public trading as specified above pursuant to an initial public offering that satisfies the requirements of Section 16.8."

     7. All other terms and conditions of the Agreement remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

                                         TRI-CITY ORTHOPAEDIC SURGERY
                                         MEDICAL GROUP, INC.


                                         By: /s/ James C. Esch, MD
                                             -----------------------------------
                                             James C. Esch, M.D., President



                                         BONE, MUSCLE AND JOINT, INC.


                                         By:
                                             -----------------------------------
                                              Naresh Nagpal, M.D., President
                                              and Chief Executive Officer